                                                                    EXHIBIT 10.5


                                     SECOND
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among
                           THE ROTTLUND COMPANY, INC.
                                       and
                                BANKBOSTON, N.A.

                                       and
                          OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       and
                                BANKBOSTON, N.A.
                                    AS AGENT

                                   dated as of

                                November 30, 1999

                 ----------------------------------------------
                 ----------------------------------------------

                                TABLE OF CONTENTS


Section 1         DEFINITIONS                                                                                               1
                  Section 1.1  RULES OF INTERPRETATION                                                                      9

Section 2         REVOLVING CREDIT LOAN                                                                                     9
                  Section 2.1  COMMITMENT TO LEND AND BORROWER'S PROMISE TO PAY                                             9
                  Section 2.2  TERMINATION OF COMMITMENT                                                                   10
                  Section 2.3  THE REVOLVING CREDIT NOTE(S)                                                                10
                  Section 2.4  CERTAIN PREPAYMENTS AND AMORTIZATION                                                        10
                  Section 2.5  REQUESTS FOR ADVANCES UNDER THE REVOLVING CREDIT LOAN                                       11
                  Section 2.6  INTEREST                                                                                    11
                  Section 2.7  INTEREST ON OVERDUE AMOUNTS                                                                 11
                  Section 2.8  FUNDS FOR REVOLVING CREDIT LOANS                                                            11
                  Section 2.9  LETTERS OF CREDIT                                                                           12
                  Section 2.10 CONVERSION DATE AND EXTENSIONS                                                              12
                  Section 2.11 REPURCHASE OF EXISTING SENIOR INDEBTEDNESS                                                  13
                  Section 2.12 INTEREST RATE PROTECTION                                                                    13

Section 3         FEES                                                                                                     13
                  Section 3.1  FACILITY FEE AND FEE AND EXPENSE AGREEMENT                                                  13
                  Section 3.2  LETTER OF CREDIT FEES                                                                       13
                  Section 3.3  UNUSED COMMITMENT FEE                                                                       13
                  Section 3.4  ADDITIONAL AMOUNTS PAYABLE ON ACCOUNT OF CREDIT FACILITIES                                  14
                  Section 3.5  ADDITIONAL COSTS AND EXPENSES; RESERVE REQUIREMENTS                                         14

Section 4         PAYMENTS; MASTER ACCOUNT; COMPUTATIONS; INTEREST LIMITATION;
                  COLLATERAL CONDITION; AND COLLATERAL                                                                     15
                  Section 4.1  PAYMENTS                                                                                    15
                  Section 4.2  MASTER ACCOUNT                                                                              15
                  Section 4.3  COMPUTATIONS                                                                                15
                  Section 4.4  INTEREST LIMITATION                                                                         15
                  Section 4.5  COLLATERAL CONDITION                                                                        16
                  Section 4.6  COLLATERAL                                                                                  16

Section 5         REPRESENTATIONS AND WARRANTIES                                                                           16
                  Section 5.1  EXISTENCE ETC.                                                                              16
                  Section 5.2  BUSINESS ACTIVITY; CAPITALIZATION                                                           17
                  Section 5.3  AUTHORITY, ETC.                                                                             17
                  Section 5.4  BINDING EFFECT OF DOCUMENTS, ETC.                                                           17
                  Section 5.5  NO EVENTS OF DEFAULT, ETC.                                                                  17
                  Section 5.6  CHIEF EXECUTIVE OFFICE                                                                      17
                  Section 5.7  FINANCIAL STATEMENTS; SOLVENCY                                                              18
                  Section 5.8  CHANGES; NONE ADVERSE                                                                       18
                  Section 5.9  OWNERSHIP                                                                                   18
                  Section 5.10 MORTGAGES AND LIENS                                                                         18
                  Section 5.11 INTELLECTUAL PROPERTY                                                                       18
                  Section 5.12 INDEBTEDNESS                                                                                18
                  Section 5.13 LITIGATION                                                                                  18
                  Section 5.14 NO DEFAULT                                                                                  19
                  Section 5.15 TAXES                                                                                       19
                  Section 5.16 COMPLIANCE OF PROPERTIES WITH LAW                                                           19
                  Section 5.17 ERISA COMPLIANCE; SEVERANCE OBLIGATIONS                                                     19
                  Section 5.18 OTHER REPRESENTATIONS                                                                       20
                  Section 5.19 DISCLOSURE                                                                                  20
                  Section 5.20 LOANS AS SENIOR INDEBTEDNESS                                                                20


                                        i

                  Section 5.21 HOLDING COMPANY AND INVESTMENT COMPANY ACTS                                                 20
                  Section 5.22 REGULATIONS U AND X                                                                         20
                  Section 5.23 FISCAL YEAR                                                                                 20
                  Section 5.24 COMPLIANCE WITH CERTAIN ENVIRONMENTAL LAWS AND LAWS PERTAINING TO LAND SALES                20
                  Section 5.25 INSURANCE                                                                                   21

Section 6         CONDITIONS AND EFFECTIVENESS                                                                             21
                  Section 6.1  LOAN DOCUMENTS, ETC.                                                                        21
                  Section 6.2  LEGALITY OF TRANSACTIONS                                                                    22
                  Section 6.3  REPRESENTATIONS AND WARRANTIES                                                              22
                  Section 6.4  PERFORMANCE, ETC.                                                                           22
                  Section 6.5  CERTIFIED COPIES OF CERTAIN DOCUMENTS                                                       22
                  Section 6.6  PROOF OF ACTION BY BORROWER                                                                 22
                  Section 6.7  INCUMBENCY CERTIFICATE                                                                      22
                  Section 6.8  PROCEEDINGS AND DOCUMENTS                                                                   22
                  Section 6.9  FEES                                                                                        22
                  Section 6.10 LEGAL OPINIONS                                                                              22
                  Section 6.11 BORROWING BASE REPORT                                                                       22
                  Section 6.12 EVIDENCE OF INSURANCE                                                                       23

Section 7         CONDITIONS TO SUBSEQUENT LOAN ADVANCES                                                                   23
                  Section 7.1  LEGALITY OF TRANSACTIONS                                                                    23
                  Section 7.2  REPRESENTATIONS AND WARRANTIES                                                              23
                  Section 7.3  PERFORMANCE, ETC.                                                                           23
                  Section 7.4  PROCEEDINGS AND DOCUMENTS                                                                   23
                  Section 7.5  LIMITATIONS ON BORROWING                                                                    23

Section 8         AFFIRMATIVE COVENANTS OF THE BORROWER                                                                    24
                  Section 8.1  PUNCTUAL PAYMENT                                                                            24
                  Section 8.2  LEGAL EXISTENCE, ETC.                                                                       24
                  Section 8.3  RESERVES                                                                                    24
                  Section 8.4  CHANGE OF CORPORATE NAME                                                                    24
                  Section 8.5  FINANCIAL STATEMENTS AND OTHER REPORTS                                                      24
                  Section 8.6  USE OF LOAN PROCEEDS                                                                        26
                  Section 8.7  MAINTENANCE AND ALTERATIONS                                                                 26
                  Section 8.8  CERTAIN ENVIRONMENTAL MATTERS                                                               26
                  Section 8.9  NOTICE OF LITIGATION AND JUDGMENT                                                           26
                  Section 8.10 NOTICE OF DEFAULTS                                                                          26
                  Section 8.11 BOOKS AND RECORDS                                                                           26
                  Section 8.12 INSURANCE                                                                                   26
                  Section 8.13 TAXES AND MECHANIC'S LIENS                                                                  27
                  Section 8.14 CONDUCT OF BUSINESS                                                                         27
                  Section 8.15 COMPLIANCE WITH LAW                                                                         27
                  Section 8.16 ACCESS                                                                                      27
                  Section 8.17 FURTHER ASSURANCES                                                                          28
                  Section 8.18 MATERIAL ADVERSE CHANGES                                                                    28
                  Section 8.19 GUARANTY FROM FUTURE SUBSIDIARIES                                                           28
                  Section 8.20 SALE OF ASSETS                                                                              28

Section 9         NEGATIVE COVENANTS OF THE BORROWER                                                                       28
                  Section 9.1  INVESTMENTS                                                                                 28
                  Section 9.2  SECURITY INTERESTS AND LIENS                                                                28
                  Section 9.3  INDEBTEDNESS                                                                                29
                  Section 9.4  DISTRIBUTIONS                                                                               29
                  Section 9.5  MAXIMUM COMMITMENT AMOUNT                                                                   30
                  Section 9.6  MERGER AND CONSOLIDATION                                                                    30


                                       ii

                  Section 9.7  ACQUISITION OF ASSETS                                                                       30
                  Section 9.8  DISPOSITION OF ASSETS                                                                       30
                  Section 9.9  SALE AND LEASEBACK                                                                          30
                  Section 9.10 TRANSACTIONS WITH AFFILIATED PERSONS                                                        30
                  Section 9.11 ERISA COMPLIANCE                                                                            31
                  Section 9.12 EXISTING SENIOR INDEBTEDNESS                                                                31

Section 10        FINANCIAL COVENANTS OF THE BORROWER                                                                      31
                  Section 10.1 MINIMUM TANGIBLE NET WORTH                                                                  31
                  Section 10.2 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO                                               31
                  Section 10.3 EBITDA TO INTEREST EXPENSE AND TOTAL DEBT SERVICE                                           31
                  Section 10.4 INVENTORY                                                                                   31

Section 11        EVENTS OF DEFAULT; ACCELERATION; REMEDIES                                                                31
                  Section 11.1 EVENTS OF DEFAULT; ACCELERATION                                                             31
                  Section 11.2 REMEDIES                                                                                    33
                  Section 11.3 ADVANCES                                                                                    33
                  Section 11.4 PROCEEDS                                                                                    33

Section 12        SETOFF                                                                                                   34

Section 13        EXPENSES                                                                                                 34

Section 14        INDEMNIFICATION                                                                                          34

Section 15        SURVIVAL OF COVENANTS ETC.                                                                               35

Section 16        THE AGENT                                                                                                35
                  Section 16.1    AUTHORIZATION                                                                            35
                  Section 16.3    NO LIABILITY                                                                             35
                  Section 16.4    NO REPRESENTATIONS                                                                       35
                  Section 16.5    PAYMENTS                                                                                 36
                  Section 16.6    HOLDERS OF NOTES                                                                         36
                  Section 16.7    INDEMNITY                                                                                36
                  Section 16.8    AGENT AS BANK                                                                            36
                  Section 16.9    RESIGNATION OR REMOVAL OF AGENT                                                          36
                  Section 16.10   NOTIFICATION OF WAIVERS, AMENDMENTS, DEFAULTS AND EVENTS OF DEFAULT,
                                  LITIGATION AND JUDGMENT                                                                  37
                  Section 16.11   DUTIES IN THE CASE OF ENFORCEMENT                                                        37
                  Section 16.12   BANKRUPTCY PROCEEDINGS                                                                   37
                  Section 16.13   NOTICES, INFORMATION AND EXERCISE OF RIGHTS OF INSPECTION                                37

Section 17        ASSIGNMENT AND PARTICIPATION                                                                             37
                  Section 17.1    CONDITIONS TO ASSIGNMENT BY BANKS                                                        37
                  Section 17.2    CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS                           38
                  Section 17.3    REGISTER                                                                                 38
                  Section 17.4    NEW NOTES                                                                                38
                  Section 17.5    PLEDGE BY BANK                                                                           39
                  Section 17.6    NO ASSIGNMENT BY BORROWER                                                                39
                  Section 17.8    WITHHOLDING TAX                                                                          39

Section 18        NOTICES, ETC.                                                                                            40

Section 19        MISCELLANEOUS                                                                                            41

Section 20        ENTIRE AGREEMENT, ETC.                                                                                   41


                                       iii

Section 21        CONSENTS, AMENDMENTS, WAIVERS, ETC.                                                                      41

Section 22        CONSENT TO SERVICE                                                                                       42

Section 23        SEVERABILITY                                                                                             42

Section 24        WAIVER                                                                                                   42

Section 25        RIGHTS OF THIRD PARTIES                                                                                  42

Section 26        RELATIONSHIP                                                                                             42


                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is made as of the day of November, 1999, by and among (i) THE ROTTLUND COMPANY, INC., a Minnesota corporation ("Borrower), (ii) BANKBOSTON, N.A., having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110 ("BKB"), (iii) the other lending institutions which are listed on Schedule 1 and other lending institutions which may become parties hereto pursuant to Section 17 (BKB and such lending institutions are collectively referred to herein as the "Banks") and (iv) BANKBOSTON, N.A., as Agent for itself and the other Banks ("Agent").

                                 R E C I T A L S

         WHEREAS, the Borrower, BKB and the Agent entered into that certain Credit Agreement dated as of October 23, 1996, that certain First Modification of Credit Agreement dated November 19, 1996, that certain Second Modification of Credit Agreement dated December 24, 1996, that certain Third Modification of Credit Agreement dated January 28, 1997, that certain Fourth Modification of Credit Agreement dated June 25, 1997, that certain Fifth Modification of Credit Agreement dated January 15, 1998, that certain Sixth Modification of Credit Agreement dated July 10, 1998, and that certain Seventh Modification of Credit Agreement dated November 30, 1998 (as amended, the "Original Credit Agreement");

         WHEREAS, the Borrower, the Agent and the Banks entered into that certain Amended and Restated Credit Agreement dated as of March 26, 1999 (the "Amended Credit Agreement");

         WHEREAS, the Borrower desires that the Agent and the Banks modify the Amended Credit Agreement, and the Agent and the Banks are willing to do so, all in accordance with and subject to the terms and conditions set forth herein, and the Borrower, the Agent and the Banks have agreed in connection therewith to amend and restate the Amended Credit Agreement in its entirety, as set forth herein; and

         WHEREAS, the parties hereto intend that (i) the provisions of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement) executed in connection therewith, to the extent restated, renewed, extended, consolidated, amended and modified hereby, be hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein); (ii) the Revolving Loan Notes (as hereinafter defined) amend, renew, extend, modify, replace, be substituted for and supersede in their entirety, but do not extinguish, the Indebtedness arising under, the promissory notes issued pursuant to the Amended Credit Agreement; and (iii) entering into, and performing their respective obligations under, this transaction not constitute a novation.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Amended Credit Agreement as follows:

         Section 1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

         ADVANCE(S). Any disbursement of the proceeds of the Revolving Credit Loan made or to be made by the Banks pursuant to the terms of this Agreement.

         AGENT.  BankBoston, N.A., acting as agent for the Banks.

         AGENT'S HEAD OFFICE. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, Attention: Commercial Loan Services, Mail
Stop: 05-02-00-A, or at such other location as the Agent may designate from time to time.

         AGREEMENT. This Second Amended and Restated Credit Agreement, including the Schedules and Exhibits attached hereto, as originally executed, or if this Agreement is amended, varied or supplemented from time to time, as so amended, varied or supplemented.

         AMENITIES. All golf courses, clubhouses, swimming, tennis and other recreational facilities owned and operated by the Borrower or its Subsidiaries.

         ASSIGNMENT AND ACCEPTANCE.  See Section 17.

         BALANCE SHEET DATE.  See Section 5.7(a).

         BANK(S). BKB and the other lending institutions listed on Schedule 1 attached hereto and made a part hereof and any other Person who becomes an assignee of any rights of a Bank pursuant to Section 17.

         BASE RATE. The higher of (a) the annual rate of interest announced from time to time by BKB at its head office in Boston, Massachusetts as its "base rate" and (b) one-half of one percent (0.5 %) plus the overnight federal funds effective rate, as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

         BKB.  BankBoston, N.A., in its individual capacity.

         BORROWER.  See preamble.

         BORROWING BASE.  At any time of determination, the lesser of:

         (A) the sum of:

                  (i)      70% of Lot Book Value of Developed Lots; PLUS

                  (ii)     90% of the Unit Costs of Sold Units; PLUS

                  (iii)    80% of the Unit Costs of Unsold Units; PLUS

                  (iv) 40% of the Lot Development Costs with respect to Developable Land; PLUS OR MINUS

                  (v)      the amount of the Working Capital of the Borrower.

The Borrower shall receive no credit for any amounts under this Borrowing Base for any of the following:

                           (1)      Real Estate which is subject to any
encumbrance of any nature other than ad valorem taxes and mechanics liens for undisputed amounts not yet due and payable;

                           (2)      The value of any Amenities located on any
Real Estate; and

                           (3)      The value of any receivables held by the
Borrower with respect to the sale of any Real Estate;

         or (B) the amount of the borrowing base calculated in accordance with the Note Agreements, on a singular and not a cumulative basis.

For purposes of this Borrowing Base, a Unit shall not qualify as an Unsold Unit on and after that date which is one (1) year from the date of the issuance of a certificate of occupancy with respect to such Unit.

         BORROWING BASE REPORT. A report with respect to the Borrowing Base in the form attached hereto as Exhibit "A".

         BULK SALES. Any sale of Developable Land other than pursuant to a Housing Purchase Contract.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

         CHANGE OF CONTROL. Any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the " 1934 Act")), other than David Rotter, Bernard Rotter and Persons related to either such Person by blood, adoption or marriage, and trusts created and controlled by them or for their benefit, becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of such number of shares of the issued and outstanding voting stock of the Borrower sufficient to elect or appoint a majority of the members of the Board of Directors of the Borrower, or by contract or otherwise acquires the power, direct or indirect, to direct the management or policies of the Borrower.

         CODE. The Internal Revenue Code of 1986, as amended and in effect from time to time. To the extent that reference is made to any particular Section of the Code, such reference shall be, where the context so admits, to any corresponding provisions of any succeeding law.

         COLLATERAL CONDITION.  See Section 4.5.

         COMMITMENT AMOUNT. The sum of the commitments for the Loan by the Banks in an amount not to exceed $35,000,000, which amount shall decrease as provided in Section 2.4 and may increase as provided in Section 2.11.

         COMMITMENT. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's Commitment to make Loans to the Borrower, as the same may be reduced from time to time.

         COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

         CONSTRUCTION LETTERS OF CREDIT. Any Letter of Credit issued for the purpose of serving in lieu of a bond or as security for the performance by the Borrower or a Subsidiary of obligations to a third party for the construction of horizontal improvements on either Real Estate or property of such third party.

         CONVERSION DATE. The earlier to occur of (i) March 31, 2001; or (ii) a Change in Control.

         DEFAULT. Any event which but for the giving of notice or the lapse of time or both would constitute an Event of Default under this Agreement or under the instrument or agreement of reference.

         DEPOSITORY ACCOUNT.  See Section 4.2.

         DEVELOPABLE LAND. All land owned by the Borrower (a) on which Units may be constructed under applicable laws and regulations and described as "Land for Development" in the Borrower's financial statements, or (b) currently zoned to permit development of Units, specifically excluding, however, (a) Developed Lots, (b) Sold Units, (c) Unsold Units, and (d) any land on which the Agent determines that development is restricted under federal or state wetlands protection or other environmental statutes.

         DEVELOPED LOTS. Each of the plotted subdivided lots and the horizontal improvements thereon which, under applicable laws and regulations and taking into account other factors affecting the possible use of such property, may be utilized as the site for a Unit, including specifically those lots that are ready for construction of a Unit and for which a building permit would then be issued to the Borrower if applied for but excluding (a) lots with construction of Units underway thereon or (b) lots with fully constructed Units situated thereon, and (c) lots under development that are not yet ready for construction of Units thereon.

         DEVELOPED LOT INVENTORY. At any time of determination, an amount equal to the aggregate number of Developed Lots then existing and not yet under contract for sale.

         DISTRIBUTION. Any of the following: (a) the payment by any Person of any distributions or other payments to its shareholders or partners as such; (b) the declaration or payment of any dividend on or in respect of shares of any class of capital stock of, or partnership interest in, any Person; (c) the purchase or other retirement of any shares of any class of capital stock of, or partnership interest in, any Person, directly or indirectly through a Subsidiary or otherwise; (d) the return of capital by any Person to its shareholders or partners as such; or (e) any other distribution on or in respect of any shares of any class of capital stock of, or partnership interest in, any Person.

         DRAWDOWN DATE. The date on which any Advance is made available to the Borrower pursuant to the provisions hereof.

         EBITDA. For any period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period of (i) net income, PLUS
(ii) charges against income for foreign, federal state and local taxes, PLUS
(iii) Interest Expense, or Interest Incurred (without double counting), to the extent that Interest Expense cannot be accurately determined because of the inability of the Borrower to determine the interest component of cost of sales for any period for reasons other than Borrower's negligence, PLUS (iv) depreciation, PLUS (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets and amortization of deferred compensation expense, PLUS (vi) extraordinary losses, MINUS (vii) interest income, MINUS (viii) extraordinary gains.

         EFFECTIVE DATE. The date upon which this Agreement shall become effective pursuant to Section 6.

         ELIGIBLE ASSIGNEE. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000.00; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000.00, calculated in accordance with Generally Accepted Accounting Principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00, provided that such bank has a branch or agency in the United States and is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD.

         ENVIRONMENTAL LAWS.  See Section 5.24(a).

         ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

         EVENT OF DEFAULT.  See Section 11.1.

         EXISTING SENIOR INDEBTEDNESS. The portion of the Indebtedness by the Borrower evidenced by the Note Agreements.

         EXISTING SENIOR INDEBTEDNESS DOCUMENTS. All instruments and documents given to secure or evidence the Existing Senior Indebtedness.

         EXISTING SENIOR INDEBTEDNESS REPURCHASE COST.  See Section 2.11.

         FACILITY FEE.  See Section 3.1

         FAIR MARKET VALUE. The price a willing buyer would pay to a willing seller in an arm's length transaction with neither party being under a compulsion to act.

         FEE AND EXPENSE AGREEMENT.  See Section 3.1.

         FEES.  All fees payable under Section 3.

         FINANCIAL STATEMENTS.  See Section 8.5(a).

         GUARANTORS. The parties executing and delivering the Subsidiary Guaranties.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. In general, principles which are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successor organizations), and (B) such that certified public accountants would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to the financial statements in which such principles have been properly applied; provided that if any changes in Generally Accepted Accounting Principles with which the independent certified accountants of the Borrower concur result in a change in the method of calculating of any of the financial covenants, standards or terms contained in this Agreement, the Borrower and the Agent agree to amend such provisions to reflect such changes in Generally Accepted Accounting Principles so that the criteria for evaluating the financial condition of the Borrower shall be the same after such changes as if such changes had not been made.

         HAZARDOUS SUBSTANCES.  See Section 5.24(b).

         HOUSING PURCHASE CONTRACT. Any legal, valid, binding and enforceable written agreement for the sale of individual Units to any bona-fide unaffiliated purchaser entered into by the Borrower or a Subsidiary in the ordinary course of its business with customary terms and conditions and that provides for a cash down payment of not less than the greater of $500.00 or that which is customary in the local market.

         INDEBTEDNESS. All obligations, which in accordance with Generally Accepted Accounting Principles, should be classified upon the obligor's balance sheet as liabilities or to which reference should be made by the footnotes thereto and, including in any event and whether or not so classified all of the following: (i) all debt for borrowed money and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of liabilities of any other Person of the type described in (i) and (ii) hereof, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, such other Person, to purchase such liabilities, or to assure the owner of any such liabilities against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling such other Person to make payment of any such liabilities held by such owner or otherwise, and the obligations to reimburse the issuer of any letters of credit.

         INTEREST EXPENSE. For any period, the total interest expense of the Borrower and its Subsidiaries, whether paid directly or amortized through costs of sales (including the interest component of any capital leases).

         INTEREST INCURRED. For any period, the total interest paid or accrued by Borrower and its Subsidiaries (including the interest component of any capital leases).

         INVESTMENTS. All expenditures made and all liabilities incurred by any Person (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, or capital contributions to, or in respect of any guaranties of Indebtedness (or other commitments as described under Indebtedness), or obligations in the nature of Indebtedness or securities of, any other Person.

         LETTERS OF CREDIT. Any and all letters of credit issued or that may be issued from time to time by the Agent with respect to certain undertakings by the Borrower, as further described in Section 2.9 of this Agreement.

         LETTER OF CREDIT FEES.  See Section 3.2.

         LEVERAGE RATIO.  See Section 10.2.

         LOAN. The loan made or to be made to the Borrower contemplated by this Agreement.

         LOAN DOCUMENTS. Collectively, this Agreement, the Revolving Credit Note(s) and any and all other agreements, instruments or documents now or hereafter evidencing, or relating to the Obligations.

         LOT BOOK VALUE. The cost of each Developed Lot, determined in accordance with Generally Accepted Accounting Principles, by allocating the acquisition cost and land development costs of the Properties in each Project among the Properties in the Project, regardless of time of ownership.

         LOT DEVELOPMENT COSTS. The amount of actual out-of-pocket costs incurred by the Borrower or a Subsidiary in connection with the acquisition and development of Developable Land and Developed Lots for which the Borrower, upon request by the Agent, provides to the Agent invoices, work orders and other documentation reasonably satisfactory to the Agent and which have otherwise been properly accounted for by the Borrower in the Borrowing Base Reports submitted to the Agent in accordance with Section 8.5 hereof, but excluding therefrom: (i) costs incurred for the construction of Units; and (ii) general administrative costs of the Borrower and other costs not directly attributable to design, site improvement, and construction of infrastructure on Developable Land and Developed Lots.

         MAJORITY BANKS. As of any date, the Banks holding at least fifty-one percent (51%) of the Outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitment Percentages total at least fifty-one percent (51%) of the total Commitment, in each case including BKB in its capacity as a Bank.

         MATURITY DATE.  See Section 2.1.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount from time to time which the beneficiaries may draw under outstanding Letters of Credit, as the same may be reduced from time to time pursuant to the terms of the Letters of Credit.

         MAXIMUM REVOLVER AMOUNT. The Maximum Revolver Amount shall be equal to the lesser of (i) the Borrowing Base MINUS Existing Senior Indebtedness and Permitted Third Party Letters of Credit and (ii) the sum of the several Commitments of the Banks as shown on Schedule 1 hereto, such sum not to exceed $35,000,000, or such amount as provided in Section 2.11.

         MORTGAGED PROPERTY. The land subject to the Mortgages; sometimes referred to herein collectively as "Mortgaged Properties."

         MORTGAGES. The deeds of trust and mortgages and security agreements granted by the Borrower or a Subsidiary in favor of the Agent or trustee on behalf of the Agent, which secure the Obligations and create a first in priority security interest on certain Real Estate in favor of or for the benefit of the Agent.

         NET INCOME. The net income (or net deficit) of the Borrower, determined in accordance with Generally Accepted Accounting Principles.

         NET WORTH.  The excess of Total Assets over Total Liabilities.

         NOTE AGREEMENTS. The Note Agreement dated February 15, 1996, as amended by that certain Waiver and Amendment dated as of March 31, 1998 by the Borrower in favor of certain purchasers designated therein with respect to the issuance of $10,000,000.00 aggregate principal amount of promissory notes, and the Note Agreement dated December 2, 1994, as amended by that certain Waiver and Amendment dated as of March 31, 1998 by the Borrower in favor of certain purchasers designated therein with respect to the issuance of $25,000,000.00 aggregate principal amount of promissory notes; the foregoing Note Agreements being one of the Existing Senior Indebtedness Documents.

         NOTES.  The Revolving Credit Note(s).

         OBLIGATIONS. All Indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, now or hereafter owing or incurred, arising under or in connection with this Agreement, the other Loan Documents or in respect of Loans made or the Letters of Credit or other instruments at any time evidencing any of the foregoing, including, without limitation, any obligation to provide any cash collateral for a Letter of Credit under Section 2.9 hereof, and any obligation to pay Fees and amounts due under Section 3.1, Section 3.2, Section 3.3 and
Section 13 hereof and any other fees due and payable by the Borrower to the Agent.

         OUTSTANDING. With respect to the Loan, the unpaid principal thereof as of any date of determination.

         PENSION PLAN.  See Section 5.17.

         PERMITTED DISTRIBUTIONS. Distributions permitted under Section 9.4 hereof.

         PERMITTED LIENS. Mortgages, pledges, security interests and other liens and encumbrances permitted to exist on the property of the Borrower pursuant to
Section 9.2.

         PERMITTED THIRD PARTY LETTERS OF CREDIT. Letters of credit issued by third parties as permitted under Section 9.3(f).

         PERSON. Any individual, corporation, limited liability company, association, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PROJECT(S). One or more of the residential communities being developed by the Borrower or a Subsidiary.

         PROPERTIES. The land with improvements situated thereon (including, without limitation, all Developable Land, Developed Lots and Units).

         RCRA.  See Section 5.24(a).

         REAL ESTATE. All real property at any time owned or leased (as lessee or sub-lessee) by the Borrower or any of its Subsidiaries.

         REIMBURSEMENT AGREEMENTS. The applications made and agreements entered into between the Agent and the Borrower, on the Agent's customary form, relating to the Letters of Credit.

         REPURCHASE PREMIUM.  See Section 2.11.

         REQUIRED BANKS. As of any date, the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitment Percentages constitute at least sixty-six and two-thirds percent (66 2/3%) of the total Commitment, in each case including BKB in its capacity as a Bank.

         REVOLVING CREDIT COMMITMENT. The obligation of any of the Banks to make Advances under the Revolving Credit Loan to the Borrower under Section 2.1 of this Agreement.

         REVOLVING CREDIT LOAN. The revolving credit loan made or to be made to the Borrower as contemplated by Section 2 hereof.

         REVOLVING CREDIT NOTE(S). The Revolving Credit Note(s) dated of even date herewith; each made by the Borrower to the order of each of the Banks, such notes to be in form set forth on Exhibit "B."

         RISK AMOUNT. The aggregate amount of the following calculation as to each Construction Letter of Credit. The higher of: (i) fifty percent (50%) of the face amount of the Construction Letter of Credit; or (ii) the dollar amount required to complete the construction of the improvements for which the Construction Letter of Credit was issued as determined and certified to the Agent by the Borrower and approved by the Agent.

         SENIOR INDEBTEDNESS. The indebtedness from time to time outstanding hereunder (including Letters of Credit issued but undrawn) together with Existing Senior Indebtedness and Permitted Third Party Letters of Credit.

         SENIOR REPURCHASE.  See Section 2.11.

         SOLD UNIT(S). Units completed or under construction on Developed Lots for which the Borrower has entered into a Housing Purchase Contract.

         SUBSIDIARY. With respect to any Person, any corporation, limited liability company, association, trust, or other business entity, a majority (by number of votes) of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person.

         SUBSIDIARY GUARANTIES. Those certain amended and restated unconditional guaranties of payment dated or to be dated on or prior to the Effective Date, made by the Subsidiaries of Borrower in favor of the Agent and the Banks, pursuant to which the Borrower's Subsidiaries guarantee to the Agent and the Banks the payment of the Obligations. Each Subsidiary Guaranty shall be in form and substance satisfactory to the Agent and the Banks.

         TANGIBLE NET WORTH. The Net Worth of the Borrower less the net book value (after deducting reserves applicable thereto) of all of the Borrower's intangible assets (intangible assets shall be determined in accordance with Generally Accepted Accounting Principles including (i) goodwill, including, without limitation, the excess of cost over book value of any asset, (ii) organization and experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, tradenames and copyrights, (v) treasury stock, (vi) deferred charges, (vii) franchises, licenses and permits, and (viii) other assets which are deemed intangible assets under Generally Accepted Accounting Principles).

         TOTAL ASSETS. All assets of Borrower and its Subsidiaries on a consolidated basis.

         TOTAL DEBT SERVICE. Interest Incurred PLUS principal payments due under the Existing Senior Indebtedness and the indebtedness described in Section 9.3(e).

         TOTAL LIABILITIES. All liabilities of the Borrower and its Subsidiaries which are properly accounted for as such in accordance with Generally Accepted Accounting Principles.

         UNIT COSTS. The Lot Book Value of Developed Lots on which Units (completed or under construction) are situated PLUS the amount of actual out of pocket costs incurred by the Borrower or a Subsidiary in connection with the construction of Units for which the Borrower, upon request by the Agent, provides to the Agent invoices, work orders and other documentation reasonably satisfactory to the Agent and which have otherwise been properly accounted for by the Borrower in the Borrowing Base Reports submitted to the Agent in accordance with Section 8.5 hereof.

         UNITS. The attached and detached single-family residences, or duplex residences whether completed or under construction, held by the Borrower for sale in the ordinary course of its business, and in which the rights of ownership and occupancy are to be sold other than on a time-sharing or periodic basis and which Borrower has ownership of the Developed Lot and improvements thereon.

         UNSOLD UNIT(S). A Unit owned by Borrower with respect to which construction has begun (measured by the commencement of the laying of a foundation for such Unit) and for which a Housing Purchase Contract has not been entered into.

         WELFARE PLAN.  See Section 5.17(b).

         WORKING CAPITAL. At any date, an amount equal to (i) cash and cash equivalents; PLUS (ii) accounts and notes receivable; PLUS (iii) refundable deposits; LESS (iv) eighty percent (80%) of accounts payable; and less (v) customer deposits, in each case determined in accordance with Generally Accepted Accounting Principals.

                     Section 1.1    RULES OF INTERPRETATION.

                                    (a)      A reference to any agreement,
budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                                    (b)      The singular includes the plural
and the plural includes the singular.

                                    (c)      A reference to any law includes any
amendment or modification to such law.

                                    (d)      A reference to any Person includes
its permitted successors and permitted assigns.

                                    (e)      Accounting terms not otherwise
defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

                                    (f)      The words "include", "includes" and
"including" are not limiting.

                                    (g)      The words "approval" and
"approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

                                    (h)      Reference to a particular
"Section" refers to that section of this Agreement unless otherwise indicated.

                                    (i)      The words "herein", "hereof",
"hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                                    (j)      All terms not specifically defined
herein, which are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, shall have the same meanings herein as therein.

    Section 2        REVOLVING CREDIT LOAN.

                     Section 2.1 COMMITMENT TO LEND AND BORROWER'S PROMISE TO PAY. The Banks hereby commit to extend credit in the amount of $35,000,000.00 which amount may be increased in accordance with Section 2.11; provided, however, that the Senior Indebtedness at any one time outstanding (calculated in the manner set forth at Section 7.5) shall not exceed the Borrowing Base. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Conversion Date, upon notice to the Agent given in accordance with Section 2.5 hereof, such amounts as may be requested by the Borrower; provided, however, that the maximum aggregate principal amount of the Revolving Credit Loan (after giving effect to the amounts requested) shall not at any one time exceed an amount equal to the Maximum Revolver Amount MINUS the amount of Letters of Credit issued pursuant to Section 2.9 hereof. The Advances with respect to the Revolving Credit Loan shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for an Advance hereunder shall constitute a representation by the Borrower that the applicable conditions set forth in Sections 6 and 7 hereof have been satisfied on the date of such request.
The Revolving Credit Commitment shall terminate on the Conversion Date, and the Revolving Credit Loan shall mature and become due and payable on March 31, 2002, or on such earlier date on which the Borrower terminates the Banks' Commitments hereunder or on which the maturity thereof is accelerated pursuant to the provisions of Section 11.1 hereof ("Maturity Date"), and the Borrower hereby promises to pay on such date all amounts then outstanding hereunder.

                     Section 2.2 TERMINATION OF COMMITMENT. The Borrower may, at its option, upon three (3) Business Days advance notice to the Agent, repay all amounts Outstanding on the Revolving Credit Loan and cause to be terminated all Letters of Credit issued by the Banks hereunder and concurrently terminate the Commitments of the

Banks hereunder. Upon the effective date of any such termination, the Borrower agrees to pay to the Agent, for the accounts of the Banks, the full amount of any Fees then accrued.

                     Section 2.3 THE REVOLVING CREDIT NOTE(S). The Revolving Credit Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit "B" attached hereto (each a "Revolving Credit Note") and dated as of the Effective Date. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment, or, if less, the outstanding amount of all Advances with respect to the Revolving Credit Loan made by such Bank, plus interest accrued thereon, as set forth below. If in the event a Revolving Credit Note is lost, destroyed or mutilated at any time prior to payment in full of the indebtedness evidenced thereby, the Borrower shall execute a new note substantially in the form of such Revolving Credit Note. The replacement Revolving Credit Note shall recite the circumstances of the reissue of the Revolving Credit Note and shall state that it is a replacement promissory note. If the Revolving Credit Note is lost or otherwise unavailable, the payee Bank shall also deliver to the Borrower a lost instruments bond in the face amount of the lost Revolving Credit Note. The Revolving Credit Notes shall not be necessary to establish the indebtedness of the Borrower to the Banks on account of the Revolving Credit Loan made pursuant to this Agreement.

                     Section 2.4    CERTAIN PREPAYMENTS AND AMORTIZATION.

                                    (a)      The Borrower shall have the right
at any time to prepay the Revolving Credit Loan made to the Borrower hereunder as a whole or in part, without premium or penalty at any time upon written, telegraphic or telephonic notice to the Agent prior to 12:00 p.m. local Boston, Massachusetts time on the day of the proposed prepayment. Subject to the conditions of Section 2.1 hereof, amounts so prepaid may be reborrowed.

                                    (b)      The Commitment Amount shall be
reduced by $5,000,000.00 on March 31, 2000. If necessary, the Borrower shall make a mandatory principal payment in an amount necessary to comply with Section
9.5 and other provisions of this Agreement.

                                    (c)      The Borrower shall apply the net
proceeds received from the sale of assets in the Indianapolis, Indiana and Fort Myers and Orlando, Florida markets ("Asset Proceeds") up to the maximum principal amount of $10,000,000.00, as a mandatory principal payment under the Loan and the Commitment Amount shall be reduced by the same amount of the Asset Proceeds at the time of application. If, however, the Agent has not received Asset Proceeds totaling $5,000,000.00 by June 30, 2000, then on such date the Commitment Amount shall be reduced by the amount of the difference between $5,000,000.00 and the Asset Proceeds previously received by Agent to cause a total reduction in the Commitment Amount of $5,000,000.00. If necessary, the Borrower shall make a mandatory principal payment in an amount as necessary to comply with Section 9.5 and other provisions of this Agreement.

                                    (d)      If at any time the outstanding
principal amount of the Revolving Credit Loan shall exceed an amount equal to the Maximum Revolver Amount minus the Maximum Drawing Amount, whether as a result of reductions in the Maximum Revolver Amount, a reduction in the Commitment Amount under (b) or (c) above, or otherwise, the Borrower shall immediately pay to the Agent for the account of the Banks the amount of such excess.

                                    If, however, the Agent has not received
Asset Proceeds totaling $10,000,000.00 on September 30, 2000, then on such date the Commitment Amount shall be reduced by the lesser of (i) $5,000,000.00 or
(ii) $10,000,000.00 MINUS the Asset Proceeds previously received by Agent such as to cause a total reduction in the Commitment Amount of $10,000,000.00. If necessary, the Borrower shall make a mandatory principal payment in an amount as necessary to comply with Section 9.5 and other provisions of this Agreement.

                  Section 2.5 REQUESTS FOR ADVANCES UNDER THE REVOLVING CREDIT LOAN. Whenever the Borrower desires to receive an Advance under the Revolving Credit Loan, the Borrower shall give notice to the Agent by telephone or telecopy; in each case, confirmed in writing by the Borrower, in the other preceding method, delivered to the Agent's Head Office and to 115 Perimeter Center Place, Suite 500, Atlanta, GA 30346, Attention: Kevin Hake, not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date, or by such other standard procedures agreed upon by the Borrower and the Agent. The Agent shall provide a copy of the notice to the Banks on or before 12:00 a.m. (Boston time) on the date of receipt of the notice.

                  Each such notice delivered by the Borrower shall specify the aggregate principal amount of the Advances under the Revolving Credit Loan requested. Each such notice shall obligate the Borrower to accept the Advances under the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date therefor. Whenever there is an Obligation due and payable, the Agent may (but shall not be required to) make a Advance under the Revolving Credit Loan in the amount of such Obligation and apply the proceeds of the Advance under the Revolving Credit Loan to the payment of the Obligation; provided that the Agent shall promptly notify the Borrower of such Advance and the application of proceeds thereof.

                  Section 2.6 INTEREST. Except as otherwise provided in the following sentence and in Section 2.7 hereof, the principal balance of the Advances under the Revolving Credit Loan outstanding from time to time shall bear interest from the Drawdown Date thereof until repaid in full at the annual rate equal to one-half percent (.5%) PLUS the Base Rate. Upon Agent's confirmation that the Leverage Ratio has remained below 2.25:1 for two (2) consecutive fiscal quarters, the principal balance of the Advances under the Revolving Credit Loan outstanding from time to time shall bear interest from the Drawdown Date thereof until repaid in full at the annual rate equal to one-quarter percent (.25%) PLUS the Base Rate and such interest rate shall be reduced to zero percent (0%) PLUS the Base Rate upon Agent's confirmation that the Leverage Ratio has remained below 2.0:1 for three (3) consecutive fiscal quarters. Interest on the Advances under the Revolving Credit Loan shall be payable monthly in arrears on the first Business Day of each month for the immediately preceding month, commencing on the first such date subsequent to the Effective Date, with a final payment on the Maturity Date of the Revolving Credit Loan. The Borrower hereby promises to pay interest on the Revolving Credit Loan in the amount and at the times set forth herein.

                  Section 2.7 INTEREST ON OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loan and all other overdue amounts payable hereunder shall bear interest at a rate per annum equal to six percent (6%) PLUS the Base Rate, compounded daily and payable on demand, to accrue from and after ten (10) days from the due date thereof until the obligation of the Borrower with respect to the payment thereof shall be discharged, whether before or after judgment.

                  Section 2.8       FUNDS FOR REVOLVING CREDIT LOANS.

                                    (a)      Not later than 2:00 p.m. (Boston
time) on the proposed Drawdown Date of any Advances under the Revolving Credit Loan, each of the Banks will make available to the Agent, at Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Advances under the Revolving Credit Loan. Upon receipt from each Bank of such amount, and upon receipt of the documents required by Section Section 6 and 7 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Advances under the Revolving Credit Loan made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Advances under the Revolving Credit Loan shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Advances under the Revolving Credit Loan.

                                    (b)      The Agent may, unless notified to
the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Advances under the Revolving Credit Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause
(iii) below of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Advances under the Revolving Credit Loan, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Advances under the Revolving Credit Loan shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Advances under the Revolving Credit Loan is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand with interest thereon at the rate per annum applicable to the Advances under the Revolving Credit Loan made on such Drawdown Date.

                  Section 2.9       LETTERS OF CREDIT.

                                    (a)      ISSUANCE OF LETTERS OF CREDIT.
Subject to the terms and conditions set forth in this Agreement and the applicable Reimbursement Agreement, upon the written request of the Borrower to the Agent and the execution and delivery of a Reimbursement Agreement by the Borrower to the Agent, the Agent, on behalf of the Banks, agrees to issue with pro rata participation by the Banks, on the Effective Date or on any Business Day thereafter but prior to the Maturity Date, one or more irrevocable stand-by Letters of Credit in such form as may be agreed upon by the Borrower and the Agent; provided, however, that (i) the aggregate Maximum Drawing Amount of all Letters of Credit shall not exceed $5,000,000.00 at any one time outstanding and
(ii) the sum of (x) the Maximum Drawing Amount and (y) Outstanding Advances under the Revolving Credit Loan shall not at any time exceed the Maximum Revolver Amount. Each written request for the issuance of a Letter of Credit hereunder shall be received by the Agent at least three (3) Business Days prior to the proposed date of issuance. The expiration dates, amounts and beneficiaries of the Letters of Credit will be as agreed by the Borrower and the Agent, and each Letter of Credit shall be in a form acceptable to the Agent. No Letter of Credit shall have an expiration date later than the earlier of (i) the date one (1) year after the date of issuance of such Letter of Credit (which may be subject to renewal for a single renewal period ending not later than the date one (1) year after the original expiration date) or (ii) the Maturity Date. Each Letter of Credit shall be issued pursuant to a Reimbursement Agreement to be entered into between the Borrower and the Agent (for the accounts of the Banks); provided, however, that to the extent that the terms and conditions of any Reimbursement Agreement are in conflict with or are inconsistent with the terms and conditions of this Agreement, the obligations of the Banks and the Borrower with respect to Letters of Credit shall be governed by the terms and conditions of this Agreement.

                                    (b)      NON-RENEWAL; CASH COLLATERAL. The
Agent may, at its option, elect not to renew any Letter of Credit by giving written notice of non-renewal to the Borrower at least thirty (30) days prior to the expiration date of such Letter of Credit. The Agent may, in its discretion at any time and from time to time while there exists any Default or Event of Default hereunder, make an Advance under the Revolving Credit Loan in an amount equal to all or any portion of the Maximum Drawing Amount of any outstanding Letters of Credit hereunder, and hold the proceeds thereof in an interest bearing account as collateral security for such Obligations (and such account shall be subject to the Agent's right to setoff against such amounts under
Section 12 hereof), provided that the Agent shall promptly notify the Borrower of such Advance and application of the proceeds thereof and further provided that all interest earned on proceeds so held shall be applied as and when available to reduce any Obligations outstanding hereunder or, if there are no Obligations outstanding, shall be paid over to the Borrower.

                                    (c)      EFFECTS OF DRAWINGS. Upon each
drawing under a Letter of Credit and each termination of a Letter of Credit pursuant to its terms, the un-reimbursed amount of the drawing shall automatically be converted into an Advance under the Revolving Credit Loan, made on the date of such drawing or such termination. The liability of the Borrower under this Agreement to repay the Banks in respect of drawings under Letters of Credit shall be Obligations and such shall rank pari passu with the obligations of the Borrower to repay all other Advances under the Revolving Credit Loan hereunder.

                  Section 2.10 CONVERSION DATE AND EXTENSIONS. Upon the occurrence of the Conversion Date, the Borrower shall not be entitled to seek any additional advances under the Revolving Credit Loan or obtain any additional Letter of Credit, and the entire outstanding balance of the indebtedness created hereunder shall be due and payable in eleven (11) equal monthly installments of principal equal to the outstanding principal balance on the Conversion Date divided by twelve (12), plus all accrued and unpaid interest thereon being due and payable on the first day of each month during this period of the Loan together with a final installment of the entire outstanding balance of the indebtedness created hereunder together with all accrued and unpaid interest being due and payable on the Maturity Date. The principal portions of the principal plus interest installments from and after the

Conversion Date shall be automatically increased by the quotient equal to the amount of any draws under any Letter of Credit issued hereunder divided by the then remaining installments from and after the Conversion Date.

                  Section 2.11 REPURCHASE OF EXISTING SENIOR INDEBTEDNESS. If and when the Existing Senior Indebtedness is repurchased by the Borrower ("Senior Repurchase") and upon unanimous approval by the Banks, the Commitment Amount may be increased by the lesser of (i) $25,000,000.00 and (ii) the Existing Senior Indebtedness Repurchase Cost. Notwithstanding any of the foregoing, the Commitment Amount may never exceed $60,000,000.00. Subject to unanimous approval by the Banks, all or any portion of the Existing Senior Indebtedness may be repurchased by the Borrower at any time prior to March 31, 2000 at a price equal to the principal amount outstanding under the Existing Senior Indebtedness plus a premium ("Repurchase Premium") not to exceed the lesser of (i) four percent (4.0%) of the principal amount of the Existing Senior Indebtedness, and (ii) the amount which results from discounting the remaining payments due on the Existing Senior Indebtedness at a rate equal to a two (2) year Treasury note PLUS three and one-half percent (3.50%), using the Treasury rate in effect on the date of such Senior Repurchase minus the principal amount outstanding under the Existing Senior Indebtedness. The total costs of the Existing Senior Indebtedness Repurchase ("Existing Senior Indebtedness Repurchase Cost") shall equal the sum of the principal amount of the Existing Senior Indebtedness purchased by the Borrower PLUS the Repurchase Premium. Nothing contained herein shall imply a commitment on the part of any of the Banks to grant any increase to the Commitment Amount without the prior unanimous approval by all of the Banks, which approval the Banks may either grant or withhold in their complete discretion.

                  Section 2.12 INTEREST RATE PROTECTION. Upon repurchase of more than fifty percent (50%) of the Existing Senior Indebtedness, the Borrower shall enter into an interest rate protection arrangement with BKB with a principal amount protected of at least $15,000,000.00 at the Base Rate ("Interest Rate Protection Agreement"). Under the Interest Rate Protection Agreement, Borrower shall pay a fixed rate monthly. The Interest Rate Protection Agreement shall be secured by the Mortgaged Properties and shall be assigned to the Agent as security for the Loan.

    Section 3     FEES.

                  Section 3.1 FACILITY FEE AND FEE AND EXPENSE AGREEMENT. The Borrower agrees and is obligated as of the date hereof to pay to BKB the fees in accordance with the separate Fee and Expense Agreement ("Fee and Expense Agreement") between BKB and the Borrower of even date ("Facility Fee").

                  Section 3.2 LETTER OF CREDIT FEES. The Borrower shall pay to the Agent an annual fee ("Letter of Credit Fee") for each Letter of Credit issued pursuant to this Agreement to be calculated at the rate of one and five-eighths percent (1.625%) per annum on the Maximum Drawing Amount attributable to such Letter of Credit, plus the Agent's customary issuance fee, payable in accordance with the Agent's standard fee schedule. The Letter of Credit Fee shall be payable in advance on the date of issuance for the stated term of such Letter of Credit and upon the date of renewal for the renewal term of any Letter of Credit. Upon receipt of such Letter of Credit Fee (but not such issuance fee), the Agent shall remit to each Bank a portion of such fee in the amount of one and one-half percent (1.5%) of the Maximum Drawing Amount attributable to such Letter of Credit. Upon the cancellation of a Letter of Credit in accordance with its terms or any reduction of the Maximum Drawing Amount attributable to a Letter of Credit during any quarter, the Agent shall reimburse the Borrower for the pro rata portion of the Letter of Credit Fee attributable to such Letter of Credit for the balance of the stated term thereof, and the Banks that received part of such Letter of Credit Fee shall refund, pro rata, an identical portion of such amount so received to the Agent.

                  Section 3.3 UNUSED COMMITMENT FEE. The Borrower shall pay to the Agent on behalf of the Banks quarterly in arrears the amount equal to one half percent (.5%) of the difference between: (i) the Commitment Amount; and
(ii) the average outstanding principal balance of the indebtedness created hereby PLUS the average of Letters of Credit issued and outstanding during the preceding quarter.

                  Section 3.4 ADDITIONAL AMOUNTS PAYABLE ON ACCOUNT OF CREDIT FACILITIES. If any Bank or the Agent shall have determined that any present or future applicable law enacted by the United States, any federal agency, any state or political subdivision thereof, which expression, as used herein, includes any rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements for banks or bank holding companies or subsidiaries of bank holding companies, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency in the United States charged with the interpretation or administration thereof, or compliance by the Bank or the Agent with any of the foregoing, imposes or increases a requirement by any Bank or the Agent to allocate capital resources to the commitment of such Bank to make or issue, or to the maintenance by such Bank or the Agent of, Loans or Letters of Credit hereunder, which such Bank or Agent has determined in good faith would have the effect of reducing the return on the capital of such Bank or the Agent to a level below that which such Bank or the Agent could have achieved (taking into consideration the then existing policies of such Bank or the Agent with respect to capital adequacy and assuming full utilization of the capital of such Bank or the Agent) but for such applicability, change, interpretation, administration or compliance, by any amount deemed in good faith by such Bank or the Agent to be material, and which is not reflected in an increase in the Base Rate, such Bank or the Agent shall promptly after its determination of such occurrence give written notice thereof to the Borrower. The Borrower and such Bank or as the case may be, the Agent shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Bank or the Agent for such reduction. If the Borrower and such Bank or the Agent are unable to agree to such adjustment within thirty (30) days of the day on which the Borrower shall receive such written notice, then commencing on the date of such notice (but not earlier than the effective date of any such applicability, change, interpretation, administration or compliance), the fees payable hereunder shall increase by an amount which will, in the reasonable determination of such Bank or the Agent, as the case may be, compensate such Bank or the Agent for such reduction. In determining such amount, such Bank or the Agent may use any reasonable and equitable methods of averaging, allocating or attributing such reduction among its customers.

                  A certificate demonstrating the calculation of the amount of such increased fees shall be submitted to the Borrower by such Bank or the Agent. The Borrower shall be required to pay such amount within fifteen (15) days after its receipt of such certificate.

                  Section 3.5 ADDITIONAL COSTS AND EXPENSES; RESERVE REQUIREMENTS. In addition to any amounts payable under Section 3.4 hereof and the Fee and Expense Agreement, if any present or future applicable law enacted by the United States, any federal agency, any state, or political subdivision thereof, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any court of competent jurisdiction or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority in the United States (whether or not having the force of law), shall:

                                    (a)      subject any Bank or the Agent to
any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to the Loan or Letters of Credit or deposits obtained to fund Loans; or

                                    (b)      materially change the basis of
taxation of payments to any Bank of the principal of or the interest on the Loan or Letters of Credit or any other amounts payable to any Bank hereunder (other than changes relating to taxes based on the net income of such Bank or the Agent), or

                                    (c)      impose or render applicable any
special deposit or reserve or similar requirement (whether or not having the force of law) against the Loan, the Letters of Credit or loans of the type contemplated hereby made by the Banks or Letter of Credit of the type contemplated hereby issued by the Banks; or

                                    (d)      impose on any Bank or the Agent any
other conditions or requirements with respect to the Loan or any class of loans of which the Loan form a part or the Letters of Credit, and the result of any of the foregoing is to increase the cost to any Bank of making Loans, Advances or issuing Letters of Credit, or to reduce the amount of principal, interest, Letters of Credit Fees or other amount payable to such Bank or the Agent hereunder, or to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, and which is not reflected in an increase in the Base Rate, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, such Bank or the Agent will notify the Borrower of such event, and the Borrower and such Bank or the Agent shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Bank or the Agent for such reduction or payment. If the Bank (or the Agent) and the Borrower are unable to agree to such adjustment within thirty (30) days of the date of such notice, the Borrower will, upon written demand made by such Bank or (as the case may be) the Agent at any time and from time to time thereafter, pay to such Bank or the Agent such additional amounts as will be sufficient in the good faith opinion of such Bank or the Agent to compensate the Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. In determining the amount of such compensation, such Bank or the Agent may use any reasonable and equitable methods of averaging, allocating or attributing such amounts to its customers.

                  A certificate demonstrating the calculation of the amount of such increased payment shall be submitted to the Borrower by such Bank. The Borrower shall be required to pay such amount within fifteen (15) days after its receipt of such certificate.

    Section 4 PAYMENTS; MASTER ACCOUNT; COMPUTATIONS; INTEREST LIMITATION; COLLATERAL CONDITION; AND COLLATERAL.

                  Section 4.1 PAYMENTS. All payments of principal and interest on the Loan and the Fees payable under Section 3, and any other amounts due hereunder shall be made by the Borrower to the Agent, for the respective accounts of the Banks and the Agent, in immediately available funds at the Agent's Head Office. As provided in Section 2.5 hereof, whenever any such Obligation is due and payable, the Agent may (but shall not be required to) make a Advance under the Revolving Credit Loan in the amount of such Obligation and apply the proceeds of the Advance under the Revolving Credit Loan to the payment of the Obligation, provided that the Agent shall promptly notify the Borrower of any such Advance and the application of the proceeds thereof. Upon receipt by the Agent of any such payment of principal, interest or fees (other than fees or expenses to be retained by Agent pursuant to the terms thereof), the Agent shall remit to each other Bank, its applicable pro rata share of such payment.

                  Section 4.2 MASTER ACCOUNT. Within thirty (30) days from the Effective Date, the Borrower shall establish with the Agent a special deposit account in the name of and for the benefit of the Agent from which withdrawals may be made only by the Agent ("Depository Account"). Unless otherwise directed by the Agent, at the close of each Business Day, the Borrower shall promptly deposit all excess cash, checks and other payments or proceeds received by it from the operation of its business or the Properties directly into the Depository Account. The Agent shall credit the proceeds of the Depository Account as follows:

                                            (i)        if a Default or Event of
Default then exists, then the amounts received by the Agent shall be applied to all costs or other amounts due and payable to the Agent hereunder in the manner that the Agent in its discretion deems appropriate including the payment of all legal fees and other costs of collection, default rate interest, accrued and unpaid interest and the principal balance of the Loan.

                                            (ii)       If no Default or Event of
Default exists hereunder, then to the then outstanding accrued and unpaid interest hereunder and then to the outstanding principal balance hereof.

                  Section 4.3 COMPUTATIONS. All computations of interest on the Loans, the Fees payable under Section 3, and any other amount due hereunder shall be based on a three hundred-sixty (360)day year and paid for the actual number of days elapsed. Whenever a payment hereunder becomes due on a day which is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

                  Section 4.4 INTEREST LIMITATION. Notwithstanding any other term of this Agreement or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder by the Agent shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law, so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any person liable therefor such lawful maximum, and any term of this Agreement or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

                  Section 4.5 COLLATERAL CONDITION. With respect to any fiscal quarter-end, where the amount Outstanding exceeds $40,000,000.00 and either (i) there is an occurrence of an Event of Default, or (ii) the ratio of EBITDA for any period of two (2) consecutive quarters to Interest Incurred for such period is less than 1.5:1.

                  Section 4.6 COLLATERAL. When a Collateral Condition exists, the Borrower shall provide the Mortgages to the Agent. The historical book cost of the Mortgaged Property shall exceed the amount Outstanding plus the amount of Existing Senior Indebtedness plus the outstanding amounts of the Letters of Credit. The Mortgages (i) shall be executed and delivered to the Agent when a Collateral Condition exists; and (ii) shall be recorded by the Agent upon the occurrence of an Event of Default.

                  Upon the occurrence of an Event of Default, the Agent shall commission third-party MAI appraisals ("Appraisals") for each of the Mortgaged Properties. The Mortgages shall be amended monthly or more frequently if requested by the Agent to reflect additional lots acquired by Borrower or the addition of new Mortgaged Properties, and partial lien releases shall be prepared on a regular basis for closings under the Housing Purchase Contracts. The Borrower shall provide a monthly report of the historical cost associated with all Mortgaged Properties and evidence of compliance with this Section 4.6.

    Section 5 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent, as follows:

                  Section 5.1       EXISTENCE ETC.

                                    (a)      The Borrower is a corporation duly
organized, existing and in good standing under the laws of the State of Minnesota and is qualified to do business and in good standing under the laws of all states where the Borrower is doing business. The Borrower has taken all actions which, by reason of its ownership of property or carrying on of business, are required to be taken by it under the laws of any jurisdiction wherein it owns property or carries on business and which the failure to do so would have a material adverse affect on its business.

                                    (b)      The Borrower has all requisite
power and authority and has full legal right to enter into each of the Loan Documents to which it is or is to become a party, to perform, observe and comply with all of its agreements and obligations under each of such documents. The Borrower has all requisite power and authority and full legal right to make all of the borrowing and obtain the extensions of credit contemplated by this Agreement.

                                    (c)      Schedule 5.1 attached hereto
correctly sets forth with respect to each Borrower Subsidiary existing on the date hereof (i) its full and correct legal name, (ii) its jurisdiction of incorporation or formation, as the case may be, and (iii) the percentage of its voting stock or partnership interests, as the case may be, owned, respectively, by the Borrower or by another Subsidiary. Each of the Borrower and its Subsidiaries has good and marketable title to all of the shares of stock of or partnership interests in, as the case may be, Subsidiaries it purports to own. All such shares have been duly issued and are fully paid and non-assessable. No Person other than the Borrower or a Subsidiary holds or otherwise possesses any warrant, right or option to purchase or otherwise acquire stock or other securities convertible into stock of its Subsidiaries.

                                    (d)      The Guarantors are corporations
duly organized, existing and in good standing under the laws of the State of each of their incorporation and are qualified to do business and in good standing under the laws of each of the States where each of them are doing business. The Guarantors have taken all actions which, by reason of their ownership of property or carrying on of business, are required to be taken by them under the laws of any jurisdiction wherein they own property or carry on business and which the failure to do so would have a material adverse affect on its business.

                                    (e)      The Guarantors have all requisite
power and authority and have full legal right to enter into each of the Loan Documents to which they are or are to become a party, to perform, observe and comply with all of their agreements and obligations under each of such documents.

                  Section 5.2       BUSINESS ACTIVITY; CAPITALIZATION.

                                    (a)      Since the Balance Sheet Date, the
Borrower has conducted its business in the ordinary course.

                                    (b)      The Borrower does not own or hold
of record and/or beneficially (whether directly or indirectly) any shares of any class in the capital of any corporations nor any legal and/or beneficial interests in any partnership, limited liability company, business trust or joint venture or in any other unincorporated trade or business enterprise, except for the Borrower's Subsidiaries and partnership interests listed in Schedule 5.1 annexed hereto, all of which are wholly owned by the Borrower.

                  Section 5.3 AUTHORITY, ETC. The execution and delivery by the Borrower of each of the Loan Documents, the performance by Borrower of all of its agreements and obligations under each of such documents, and the making by the Borrower of all of the borrowing contemplated by this Agreement, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate action and do not and will not, with respect to the Borrower, (i) contravene any provisions of Borrower's certificate of incorporation (or other charter documents), by-laws or any stock provisions, or any amendment thereof, or (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its properties under any agreement, trust deed, indenture, mortgage or other instrument to which it is a party or by which its properties are bound or affected, or (iii) violate or contravene any provision of any law, regulation, order, ruling or interpretation thereunder or any decree, order or judgment of any court or governmental or regulatory authority, agency or official or (iv) require any waiver, consent or approval by any of the creditors or stockholders of the Borrower which has not been obtained or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law applicable to the Borrower.

                  Section 5.4 BINDING EFFECT OF DOCUMENTS, ETC. The Borrower has duly executed and delivered each of the Loan Documents and each of such documents is in full force and effect. The agreements and obligations of the Borrower contained in each of the Loan Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and by general principles of equity regardless of whether enforcement of such obligations is sought in a proceeding in equity or at law.

                  Section 5.5       NO EVENTS OF DEFAULT, ETC.

                                    (a)      No Default or Event of Default has
occurred and is continuing.

                                    (b)      The Borrower is not in default
under any provision of its charter, by-laws, stock provisions or under any indenture or agreement by which it is bound, or in violation of any applicable law, order, regulation, ruling or requirement of any court or public body or authority by which the Borrower or its properties are bound, which default or violation would have a material adverse affect on its business, assets, operations or financial condition.

                  Section 5.6 CHIEF EXECUTIVE OFFICE. The chief executive office of the Borrower is located at the address set forth in Schedule 5.6 annexed hereto. The Borrower shall not change the location of its chief executive office without prior written notice to the Agent. All records are and shall be kept, only at the address set forth in Schedule 5.6. The Borrower hereby agrees to afford to the Agent access to each of the locations where the Loan Documents are kept for such purpose and for the purpose of examining the Loan Documents and all records.

                  Section 5.7       FINANCIAL STATEMENTS; SOLVENCY.

                                    (a)      There has been furnished to the
Banks the audited balance sheet of the Borrower and its Subsidiaries as of March 31, 1999 and the unaudited certified balance sheet of the Borrower and its Subsidiaries as of September 30, 1999 (the "Balance Sheet Date"), and the statements of income, retained earnings and cash flows of the Borrower for the year ending March 31, 1999 and each year thereafter, certified by Arthur Andersen LLP. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower as of the Balance Sheet Date and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower as of the Balance Sheet Date which were required to be disclosed in accordance with Generally Accepted Accounting Principles and which were not disclosed in such balance sheets and the notes related thereto.

                                    (b)      The Borrower on a consolidated
basis (after giving effect to the transactions contemplated hereby), is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

                  Section 5.8 CHANGES; NONE ADVERSE. Since the Balance Sheet Date, there has not been any materially adverse change in the financial condition, assets, or results of operations of the Borrower or any of its Subsidiaries. Since the Balance Sheet Date, neither the Borrower nor any of its Subsidiaries has made any Distribution. The Borrower is not a party to any contingent obligations or guaranties that could reasonably be expected to have a material adverse affect on its business and which is not shown on the balance sheets of the Borrower delivered to the Banks pursuant to Section 5.7(a).

                  Section 5.9 OWNERSHIP. The Borrower and each Subsidiary have title to all of their respective properties and assets, real and personal, including the properties and assets reflected on the financial statements referred to in Section 5.7 (other than any properties or assets disposed of in the ordinary course of business). The Borrower is and shall become the owner of each Developed Lot and Unit the value of which is to be included in the Borrowing Base and shall neither create nor suffer to exist any lien or encumbrance thereon or security interest therein (other than Permitted Liens), nor sell, assign, transfer or create or suffer to exist any lien or encumbrance on or security interest (other than Permitted Liens) in, Housing Purchase Contracts or other right constituting proceeds thereof to or in favor of any other Person, other than the Agent on behalf of the Banks.

                  Section 5.10 MORTGAGES AND LIENS. To the best knowledge and belief of the Borrower and its Subsidiaries, none of the property assets, income or revenues of any character of the Borrower is subject to any mortgage, lien, pledge, charge, security interest, defect or other encumbrance of any kind, other than mortgages, liens, pledges, charges, security interests, defects and other encumbrances expressly permitted by the provisions contained in
Section 9.2 of this Agreement.

                  Section 5.11 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted ("Intellectual Property"). No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property. To the best knowledge and belief of the Borrower and its Subsidiaries, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person.

                  Section 5.12 INDEBTEDNESS. The Borrower has no Indebtedness other than Indebtedness expressly permitted by the provisions contained in Section 9.3 of this Agreement. There exists no Indebtedness between the Borrower and the Borrower's Subsidiaries other than amounts advanced in the ordinary course of business.

                  Section 5.13      LITIGATION. Except as disclosed on Schedule
5.13 and except for claims, actions and proceedings fully covered by insurance, there is no pending or threatened action, suit, or proceeding before any court, governmental or regulatory authority, agency, commission, or board of arbitration against the Borrower which if determined against it could materially and adversely affect its financial condition, assets or operations.

                  Section 5.14 NO DEFAULT. The Borrower is not in default in any respect under any contract, agreement or instrument to which it is a party or by which it or any of its property is bound, the consequence of which default could materially and adversely affect its respective financial condition, assets, business or operations.

                  Section 5.15 TAXES. Each of the Borrower and its Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has paid, or has made reasonable provisions for payment of, all taxes (if any) which have or are reasonably likely to become due and payable pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons known to it, except for taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which it has set aside on its books adequate reserves.

                  Section 5.16 COMPLIANCE OF PROPERTIES WITH LAW. The location, construction, occupancy, development, operation and use of the Properties comply in all material respects with the terms of all encumbrances constituting Permitted Liens, all applicable restrictive covenants and deed restrictions, all applicable zoning and subdivision ordinances and building codes, all applicable health and environmental laws and regulations, and all other applicable laws, statutes, ordinances, rules, regulations, orders or determinations of any governmental authority, and the Borrower has obtained all necessary certificates, licenses, authorizations, registrations, permits and/or approvals necessary for the use and operation of the Properties or any part thereof as currently developed in accordance with all applicable laws for which the failure to obtain would materially and adversely affect the business of the Borrower.

                  Section 5.17      ERISA COMPLIANCE; SEVERANCE OBLIGATIONS.

                                    (a)      Each pension plan (as defined in
section 3(2) of ERISA) established or assumed or maintained, or to which contributions are made by the Borrower or any Person which is a member of the same controlled group, or under common control (within the meaning of section 414(b) or (c) of the Code or Section 4001(b) (l) of ERISA), with any of the foregoing is referred to herein as a "Pension Plan". No such Pension Plan is a multi-employer plan (as defined in Section 4001(a)(3) of ERISA) and each Pension Plan is, and has at all times been, in compliance in all material respects with the applicable provisions of ERISA and the Code, including without limitation any minimum funding requirements applicable with respect to such Pension Plan. Each Pension Plan is a defined contribution plan and not a "defined benefit plan" (as defined in Section 3(35) of ERISA). There have been no reportable events within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder with respect to any Pension Plan.

                                    (b)      Each welfare plan (as defined in
section 3(a) of ERISA) established or assumed or maintained, or to which contributions are made, by the Borrower is referred to herein as a "Welfare Plan." No such Welfare Plan is a multi-employer plan, and each Welfare Plan is, and has at all times been, in compliance in all material respects with the applicable provisions of ERISA and the Code. The Borrower has no liability for post-retirement benefits provided or to be provided to employees under any Welfare Plan, except to make available continuous coverage as and to the extent required by the provisions regarding employee benefit plans set forth in the Consolidated Omnibus Budget Reconciliation Act of 1986.

                                    (c)      Except for the Pension Plans and
the Welfare Plans, the Borrower has not established or assumed or maintains or makes contributions to any employee benefit plan (as defined in section 3(3) of ERISA). There is no unfulfilled obligation on the part of the Borrower to make any contribution with respect to either the Pension Plans or the Welfare Plans.

                                    (d)      The execution and delivery of the
Loan Documents, and the consummation of the transactions contemplated thereby will not involve any prohibited transaction within the meaning of ERISA.

                                    (e)      Except as disclosed in writing to
the Agent prior to the Effective Date, the Borrower has no Obligation to make severance payments or provide post-employment benefits pursuant to any contract or other arrangement with any of its employees, officers or directors (excluding the Pension Plans and Welfare Plans).

                  Section 5.18 OTHER REPRESENTATIONS. Each of the representations and warranties made by the Borrower in any of the Loan Documents to which the Borrower is a party was true and correct in all material respects when made and continues to be true and correct in all material respects on the Effective Date, except to the extent that any of such representations and warranties have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents and except that the foregoing shall not apply to warranties and representations of any financial projections or forward looking statements.

                  Section 5.19 DISCLOSURE. No representation or warranty made by the Borrower in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Banks by or on behalf of the Borrower in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact.

                  Section 5.20 LOANS AS SENIOR INDEBTEDNESS. All Obligations of the Borrower to the Banks will constitute "Senior Indebtedness" and will rank pari pasu with the Existing Senior Indebtedness. The Borrower has delivered to the Agent true and exact and complete copies of the Existing Senior Indebtedness Documents. The current outstanding principal balance of the Existing Senior Indebtedness is set forth in Schedule 5.20 annexed hereto. No default exists under the Existing Senior Indebtedness Documents.

                  Section 5.21 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. The Borrower is neither a "holding company", nor a "subsidiary company" of a "holding company", nor an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it a "registered investment company", nor an "affiliated company" nor a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  Section 5.22 REGULATIONS U AND X. The proceeds of the Loans shall be used by the Borrower solely for the purposes specified herein. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

                  Section 5.23 FISCAL YEAR. The Borrower has a fiscal year ending March 31 of each year.

                  Section 5.24 COMPLIANCE WITH CERTAIN ENVIRONMENTAL LAWS AND LAWS PERTAINING TO LAND SALES.

                                    (a)      To the best knowledge and belief of
the Borrower and its Subsidiaries, neither the Borrower nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Toxic Substances Control Act, the Federal Clean Air Act, the Safe Drinking Water Act, the Flood Disaster Protection Act of 1973, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (collectively, hereinafter "Environmental Laws"), which violation would have a material adverse affect on the business, assets or financial condition of the Borrower.

                                    (b)      The Borrower has not received
notice from any third party including, without limitation, any federal, state or local governmental authority: (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Pan 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances, as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant, as defined by 42 U.S.C.
Section 9601(33), or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Law ("Hazardous Substances") which the Borrower has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that the Borrower is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                                    (c)      Except as previously disclosed to
the Agent in writing prior to the Effective Date: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous

Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except for underground tanks for fuel maintained in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by the Borrower, or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any properties of the Borrower, which releases would have a material adverse affect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best knowledge of the Borrower, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse affect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of the Borrower, operating in compliance with such permits and applicable Environmental Laws.

                                    (d)      None of the Real Estate is or shall
be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

                                    (e)      The Borrower is not now, nor at any
time in the past has the Borrower been given notice that it was, in violation of the Interstate Land Sales Full Disclosure Act ("Interstate Land Sales Act"), the Florida Land Sales Practices Law ("Florida Land Sales Law") or similar laws pertaining to land sales (including, without limitation, any laws pertaining to the sale of interests in timeshare units) in any state in which the Borrower sells, transfers, manages, operates, develops or otherwise disposes of property, which violation could have a materially adverse affect on the assets, business, operations, or financial condition of the Borrower.

                                    (f)      The Borrower is not now, nor at any
time in the past has the Borrower been given notice that it was, in violation of
(i) any federal or state securities laws, (ii) the federal Truth in Lending Act (including regulations written under such Act by the Board of Governors of the Federal Reserve System) or any similar state statute, (iii) the federal Equal Credit Opportunity Act (including regulations written under such Act by the Board of Governors of the Federal Reserve System) or any similar state statute, or (iv) any judgment, decree, order, law, license, rule or regulation arising under such statutes or with respect to the matters covered thereby, which violation could materially adversely affect the assets, business, operations, or financial condition of the Borrower.

                  Section 5.25 INSURANCE. The policies of insurance or certificates of insurance furnished to the Agent with respect to the business and properties of the Borrower are in full force and effect, and no notice of cancellation or non-renewal has been received with respect thereto.

    Section 6 CONDITIONS AND EFFECTIVENESS. This Agreement shall become effective when each of the following conditions precedent has been fulfilled, except to the extent waived by the Agent.

                  Section 6.1 LOAN DOCUMENTS, ETC. Each of the Loan Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect and executed original counterparts of each of the Loan Documents shall have been furnished to the Agent.

                  Section 6.2 LEGALITY OF TRANSACTIONS. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for any of the Banks or the Agent to perform any of its agreements or obligations under any of the Loan Documents to which any of them is a party on the Effective Date or (b) for any Person (other than the Agent or the Banks) to perform any of their respective agreements or obligations under any of the Loan Documents.

                  Section 6.3 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of the Borrower to the Banks and the Agent in this Agreement or the other Loan Documents shall be true and correct in all material respects when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Effective Date, and shall be true and correct in all material respects on and as of such date, except, in each case, as necessarily affected by the consummation of the transactions contemplated by the Loan Documents.

                  Section 6.4 PERFORMANCE, ETC. The Borrower shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in any of the Loan Documents to which it is a party or by which it is bound which are required to be performed on or prior to the Effective Date. No event shall have occurred and be continuing on the Effective Date, and no condition shall exist on the Effective Date, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default or a Default.

                  Section 6.5 CERTIFIED COPIES OF CERTAIN DOCUMENTS. The Agent shall have received from the Borrower copies, certified by the corporate secretary of the Borrower to be true and complete on the Effective Date, of the Certificate of Incorporation and By-laws of the Borrower and each of its Subsidiaries.

                  Section 6.6 PROOF OF ACTION BY BORROWER. The Agent shall have received copies, certified by the corporate secretary of the Borrower and each of its Subsidiaries to be true and complete on the Effective Date, of the records of all actions taken by each of their directors and shareholders as may be required to authorize (a) its execution and delivery of each of the Loan Documents to which any of them are a party, (b) performance of all of its agreements and obligations under each of such documents, and (c) the borrowings and other transactions contemplated by this Agreement.

                  Section 6.7 INCUMBENCY CERTIFICATE. The Agent shall have received from the Borrower an incumbency certificate, dated the Effective Date, signed by its corporate secretary and the corporate secretary of each Subsidiary and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign on its behalf each of the Loan Documents to which it is or is to become a party; (ii) in the case of the Borrower only, to make application for the Loans; and (iii) to give notices and to take any other action on its behalf under the Loan Documents.

                  Section 6.8 PROCEEDINGS AND DOCUMENTS. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto, shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested. With respect to Letters of Credit issued on the Effective Date, if any, the Borrower shall have duly authorized, executed and delivered to the Agent a Reimbursement Agreement.

                  Section 6.9 FEES. The Borrower shall have complied with its obligation to pay the Fees due and payable under Section 3, and the fees and costs of the Agent incurred in closing upon the Loan evidenced by this Agreement.

                  Section 6.10 LEGAL OPINIONS. The Agent shall have received a favorable written opinion, in form and substance satisfactory to the Agent in its discretion, addressed to the Agent and the Banks, dated the Effective Date from counsel of the Borrower.

                  Section 6.11 BORROWING BASE REPORT. The Agent shall have received from the Borrower, at least five (5) Business Days prior to the Effective Date, a Borrowing Base Report dated as of the most recent month then ended; provided, however, that the Borrower shall notify the Agent in writing on the Effective Date of any material deviation from the values reflected on the Borrowing Base Report and shall provide the Agent with such supplementary documentation as the Agent may reasonably request.

                  Section 6.12 EVIDENCE OF INSURANCE. The Borrower shall have delivered to the Agent certificates of casualty, liability, flood and builders risk insurance or other evidence of its insurance coverage on the Properties satisfactory to the Agent.

    Section 7 CONDITIONS TO SUBSEQUENT LOAN ADVANCES. The obligation of each Bank to make any Advances under the Revolving Credit Loan subsequent to the Effective Date and to issue any Letter of Credit to be issued subsequent to the Effective Date pursuant to Section 2.9 shall be subject to the satisfaction of the following conditions precedent:

                  Section 7.1 LEGALITY OF TRANSACTIONS. It shall not be unlawful (a) for the Agent or any Bank to perform any of its agreements or obligations under any of the Loan Documents to which the Agent or such Bank is a party on the Drawdown Date of such Advance or the date of issuance of such Letter of Credit, or (b) for any Person other than the Agent and the Banks to perform any of their respective agreements or obligations under any of the Loan Documents to which any of them is a party on such date.

                  Section 7.2 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of the Borrower to the Agent and the Banks in this Agreement or any other Loan Documents shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Borrower's notice of borrowing for such Advance or request for the issuance of such Letter of Credit and on and as of the Drawdown Date of such Advance or the date of the issuance of such Letter of Credit, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents.

                  Section 7.3 PERFORMANCE, ETC. The Borrower shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in Sections 8, 9 and 10 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date of such Advance or the date of the issuance of such Letter of Credit. No event shall have occurred on or prior to such date and be continuing, and no condition shall exist on such date, which constitutes an Event of Default or which would, with notice or the lapse of time or both, constitute an Event of Default or a Default.

                  Section 7.4 PROCEEDINGS AND DOCUMENTS. Any corporate, governmental and other proceedings which are undertaken in connection with the transactions contemplated by such Advance or Letter of Credit and any instruments and documents incidental to such Advance or Letter of Credit shall be in form and substance reasonably satisfactory to the Agent, and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested. With respect to each Letter of Credit, the Borrower shall have duly authorized, executed and delivered to the Agent a Reimbursement Agreement.

                  Section 7.5 LIMITATIONS ON BORROWING. The amount of the Senior Indebtedness, including the requested Advance, shall not exceed the amount of the Borrowing Base. For purposes of making the calculation of the amount of Senior Indebtedness in this Section 7.5, the amount of the Obligations included with respect to Construction Letters of Credit shall be the Risk Amount. Borrower hereby acknowledges that the Note Agreements impose certain mandatory principal prepayments more particularly set forth at Section 2.4 and the establishment of an Escrow Account ("Escrow Account") to facilitate such prepayments in accordance with Section 5.17 thereof. In no event shall the Borrower be entitled to any Advances under the Loan including issuance of any Letters of Credit if the Advance would cause the imposition of the Escrow Account procedures or require a mandatory principal prepayment under the Note Agreements or during the pendency of any mandatory payments into the Escrow Account each as provided in the Note Agreements. The amount of any proposed Advance or issuance of a Letter of Credit as provided herein shall be automatically reduced to the amount that would avoid the imposition of the Escrow Account or the requirement of a mandatory principal prepayment under the Note Agreements. Borrower shall immediately make a principal prepayment under the Note Agreements in an amount necessary to permit additional borrowing hereunder in the event that prepayments are required or in the event that the Escrow Agreement would otherwise be required under the Note Agreements.

    Section 8 AFFIRMATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Letter of Credit is Outstanding or the Banks have any obligation to make Advances or issue Letters of Credit hereunder, unless the Agent otherwise agrees in writing:

                  Section 8.1 PUNCTUAL PAYMENT. Notwithstanding the Banks' right to make Advances under the Revolving Credit Loan in the amount of any Obligation due hereunder, the Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, and Letter of Credit Fees, and all other fees and other amounts due and payable hereunder, all in accordance with the terms of this Agreement and any applicable Loan Document.

                  Section 8.2       LEGAL EXISTENCE, ETC. Except as provided in
Schedule 8.2, each of the Borrower and the Guarantors will maintain its legal existence and good standing under the laws of the state of its incorporation, will maintain its qualification to do business in the states where each conducts business and in each other state in which the failure to do so would have a material adverse effect on its condition, financial or otherwise, and will maintain all of its rights and franchises, except where the failure to maintain such right or franchise would not have a material adverse effect on the conduct of its business.

                  Section 8.3 RESERVES. The Borrower will maintain appropriate reserves for depreciation, taxes and any other expenses or liabilities in accordance with Generally Accepted Accounting Principles.

                  Section 8.4 CHANGE OF CORPORATE NAME. The Borrower shall notify the Agent within five (5) days of any change in its corporate name or any other name under which it conducts its business.

                  Section 8.5 FINANCIAL STATEMENTS AND OTHER REPORTS. The Borrower will furnish or cause to be furnished financial statements on a consolidated basis and other monthly, quarterly or other periodic reports to the Agent and each of the Banks as follows:

                                    (a)      within ninety-five (95) days after
the close of each fiscal year:

                                             (1)      the balance sheets and
statements of income, retained earnings and cash flows ("Financial Statements") for such year, in reasonable detail, and, setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with Generally Accepted Accounting Principles consistently applied, accompanied by a report and unqualified opinion of an independent certified public accountant selected by the Borrower and approved by the Agent;

                                             (2)      comprehensive inventory
breakdown of the Borrower and its Subsidiaries delineating the inventory on the same terms as set forth on the Borrowing Base by Project and on both a dollar and Unit basis; and

                                             (3)      a sales report and profit
margin analysis by Project; and

                                             (4)      a one year budget, income
statement and balance sheet and three (3) year projection for revenue and income for the Borrower on a consolidated basis.

                                    (b)      within forty-five (45) days after
the end of each fiscal quarter;

                                             (1)      the unaudited balance
sheet and income statement similar to those required by clause (a) above (but without a requirement as to comparison with the prior year) as of the end of such quarter and for such quarter then ended and for the quarter from the beginning of the current fiscal year to the end of such quarter prepared in accordance with Generally Accepted Accounting Principles consistently applied and certified as to preparation in accordance with Generally Accepted Accounting Principles and that such statements fairly present the financial condition of the Borrower at the dates thereof and for the periods then ended, on behalf of the Borrower by its chief financial officer, subject only to changes resulting from audit and normal year-end adjustments. The foregoing quarterly reports shall be reported on a division and cumulative basis;

                                             (2)      a schedule of land
purchases during that quarter and a schedule of all projected and contracted for land purchases pending for the Borrower or any of its Subsidiaries;

                                             (3)      a sales report on a
Project basis setting forth the Unit sales and prices for the Units sold in the Project during the preceding quarter; and

                                             (4)      a Certificate by the Chief
Financial Officer of the Borrower certifying that:

                                                      (i)     The Borrower and
the Guarantors are in compliance with all terms and conditions of this Agreement, including all covenants set forth in Sections 8, 9 and 10, and after review of the terms hereof, that no Default exists hereunder or otherwise specify such Default in detail;

                                                      (ii)    The Borrowing Base
and all Borrowing Base Reports submitted during the preceding quarter are true, correct and complete in all respects and do not contain an omission of a material fact or condition.

                                    (c)      promptly upon receipt thereof,
copies of all management letters which are submitted to Borrower by its independent accountants in connection with any annual or interim audit of Borrower's books made by such accountants;

                                    (d)      information with such specificity
as the Agent shall from time to time require in the form of Exhibit "A" hereto ("Borrowing Base Report"), or in such other form and substance, and at such times as may be reasonably requested by the Agent including, also on a monthly basis within thirty (30) days of each month end, a certificate signed by an authorized officer of the Borrower showing a calculation of the Borrowing Base, the amount of Unit Costs and Lot Development Costs used in such Borrowing Base calculation (attaching all documentation used in such calculations) and setting forth the appraised value of Developable Land, Developed Lots and the list prices of Units not covered by a Housing Purchase Contract. The Borrower shall also provide a report with respect to the Borrowing Base required under the Existing Senior Indebtedness. The Agent shall have the right, to be exercised from time to time but not more frequently than quarterly, to have the Borrowing Base Report audited by auditors acceptable to the Agent, at the Borrower's expense;

                                    (e)      a compliance certificate in the
form of Exhibit "C." The Agent shall have the right, to be exercised from time to time, but not more frequently than annually, to have the Borrowing Base Report audited by auditors acceptable to the Agent, at the Borrower's expense;

                                    (f)      copies of all financial statements,
reports, notices and proxy statements sent or made available generally by the Borrower to its stockholders, or by any Subsidiary of the Borrower to its stockholders (other than the Borrower), of all regular and periodic reports and all registration statements (excluding exhibits thereto and Registration Statements on Form S-8) and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any successor or analogous governmental authority, and all of press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower and any of its Subsidiaries;

                                    (g)      the additional reports, budgets and
inventories as may be requested by the Agent; and

                                    (h)      such other periodic reports,
financial statements, and other information as the Agent from time to time reasonably requests, on a monthly, quarterly or other periodic basis, including, without limitation, periodic reports of financial information, construction progress, inventory, marketing and sales results, and compliance with financial, environmental or other covenants. Reports required on an annual basis will be furnished by the Borrower within ninety (90) days after the end of the applicable reporting period, reports required on a quarterly basis will be furnished within forty-five (45) days after the end of the applicable reporting period. Annual budgets, marketing plans and other reports or statements providing projected figures for a fiscal year will be furnished by the Borrower on or before April 1 of the year for which such projections are made.

                  Section 8.6 USE OF LOAN PROCEEDS. The Borrower shall use the proceeds of the Loans solely to provide working capital needs of the Borrower in a manner consistent with the provisions of this Agreement.

                  Section 8.7 MAINTENANCE AND ALTERATIONS. The Borrower shall preserve and maintain the Properties in good order, repair and condition, damage from casualty or condemnation, which condemnation could have a material adverse affect on its business operations or financial condition expressly not excepted, and shall not permit or commit waste on the Properties and shall cause each and every part of the Properties to comply with all applicable federal, state and local laws and governmental regulations, and any lawful private restrictions or other requirements or provisions relating to the maintenance or use of the Properties, including, without limitation, the terms and provisions of any mortgages or other agreements or instruments constituting Permitted Liens.

                  Section 8.8 CERTAIN ENVIRONMENTAL MATTERS. The Borrower will (i) comply with all applicable requirements of any Environmental Law; (ii) provide the Agent with written notice immediately upon obtaining knowledge of any potential or known release, or threat of release, of any Hazardous Substances or oil at or from the properties or upon receiving notice from any federal, state or other environmental agency or authority in connection with the foregoing matters, including the assessment, containment or removal of any Hazardous Substance from its properties. The Agent may, in its discretion, from time to time, by or through any of its authorized officers, agents or professional consultants, visit, inspect and conduct tests, (including a Phase I environmental audit, and if recommended, further tests) or otherwise examine the Properties and the records maintained with respect thereto to verify compliance with such requirements to its satisfaction, all at the cost and expense of the Borrower.

                  Section 8.9 NOTICE OF LITIGATION AND JUDGMENT. The Borrower will give notice in writing, in form and detail satisfactory to the Agent, within five (5) Business Days of becoming aware of any litigation or proceedings in an amount in excess of $100,000.00 threatened in writing or any pending litigation and proceedings to which Borrower is or becomes a party involving an uninsured claim against it or any litigation or proceeding against Persons with which it has a business relationship, which, if adversely determined could materially and adversely affect Borrower's financial condition, assets or operations and stating the nature and status of such litigation or proceedings. The Borrower will give notice, in writing, in form and detail satisfactory to the Agent, within five (5) Business Days of any judgment, final or otherwise, against it in an amount in excess of $250,000.00.

                  Section 8.10 NOTICE OF DEFAULTS. The Borrower will give notice in writing to the Agent immediately upon becoming aware of the occurrence of any Default or Event of Default under this Agreement.

                  Section 8.11 BOOKS AND RECORDS. The books and records relating to the financial affairs of the Borrower shall at all times be maintained in accordance with, and all financial statements provided for herein, shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied, subject only to changes resulting from audit and normal year-end adjustments. Such books and records shall be kept by the Borrower at 2681 Long Lake Road, Roseville, Minnesota 55113, or at such other location as the Borrower shall specify by prior written notice given to the Agent. The Borrower shall not change any significant accounting procedure, including but not limited to policies with respect to capitalization of interest without the prior written consent of the Agent.

                  Section 8.12 INSURANCE. The Borrower and each Guarantor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies and as shall be in accordance with the general practices of businesses engaged in similar activities in each of the states where the Borrower and each Guarantor are conducting business activities, and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with sound business practices. All such insurance shall be in such amount, such form, for such periods and written by such companies as may be reasonably satisfactory to the Agent. All policies of insurance shall provide for a minimum ten (10) days prior written minimum cancellation notice to the Agent and shall name the Agent as additional insured party. Certificates of insurance (or, if requested by the Agent, certified copies of policies) with respect to all renewals or replacements of such insurance from time to time in force together with evidence of payment of premiums thereon satisfactory to the Agent shall be delivered to the Agent at least ten (10) days before the expiration date of then current insurance. No settlement on account of any loss covered by such insurance shall be made without the consent of the Agent. In the event of failure to provide and maintain insurance as herein provided, the Agent may, at its option, after giving notice to the Borrower, as applicable, provide such insurance and charge the amount thereof to the Borrower (including, without limitation, by making an Advance therefor). The Borrower shall furnish to the Agent certificates or other evidence satisfactory to the Agent of compliance with the foregoing insurance provisions. Without limiting the foregoing, the Borrower will (i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles and with endorsements, all in form and content acceptable to the Agent, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles and with endorsements, all in form and content acceptable to the Agent, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Borrower and business interruption insurance, and (iv) in the event the Properties or any portion thereof is located in a flood hazard area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Act of 1973 (and any successor Act thereto), maintain a flood insurance policy as required by the Flood Disaster Act of 1973. The Borrower shall at all times comply with and conform to all provisions of each such insurance policy and to all requirements of the insurers thereunder applicable to Borrower, the Properties or to the use, occupation, possession, operation, maintenance or repair of all or any portion of the Properties.

                  Section 8.13 TAXES AND MECHANIC'S LIENS. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon Borrower and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

                  Section 8.14 CONDUCT OF BUSINESS. The Borrower will continue and shall cause each Guarantor to continue to engage in a business of the same general type and in the same manner as conducted by it on the date of this Agreement.

                  Section 8.15 COMPLIANCE WITH LAW. The Borrower will and shall cause each Guarantor to (i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards, and any lawful private restrictions and other encumbrances constituting Permitted Liens whether now existing or hereafter arising, to which Borrower or the Properties may be or become subject, and (ii) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority which may be or may become necessary in order that Borrower or Guarantor performs all of its obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms.

                  Section 8.16 ACCESS. Except as otherwise required by applicable law or regulation, the Borrower and its Subsidiaries will permit the Agent, by its representatives and agents, to inspect, during normal business hours, any of the Properties, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent may designate, all at the cost and expense of the Borrower. The Borrower hereby authorizes the Agent and the Banks to disclose information obtained pursuant to this Agreement to any participant or potential participant in the Loan made hereunder and, whenever required or requested by governmental or regulatory authorities, to such authorities. The Borrower will permit a potential purchaser of all or a portion of the Loan, which purchaser is designated by the Agent, to inspect, in the presence of an authorized representative of the Borrower, during normal business hours, any of the Properties, to examine and make copies of its accounts and other financial records, and to discuss its affairs, finances and accounts with such potential purchaser at such reasonable times and intervals as the Agent may request without charge to the Agent or such potential purchaser.

                  Section 8.17 FURTHER ASSURANCES. The Borrower shall, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent, in each case to further and more perfectly to effect the purposes of this Agreement and the other Loan Documents.

                  Section 8.18 MATERIAL ADVERSE CHANGES. The Borrower shall disclose in writing to the Agent, immediately upon becoming aware of it, any fact that materially and adversely affects Borrower's or any of its Subsidiaries' financial position on a consolidated basis, business or operations and, within five (5) Business Days of such time as Borrower provides such disclosure to the Agent, Borrower shall also deliver to the Agent in writing its proposal for addressing such material adverse affect.

                  Section 8.19 GUARANTY FROM FUTURE SUBSIDIARIES. The Borrower will promptly secure the execution and delivery of the Subsidiary Guaranty to the Agent from each Subsidiary formed and organized after the Effective Date.

                  Section 8.20 SALE OF ASSETS. The Borrower shall use all reasonable efforts to sell certain assets of the Borrower and its Subsidiaries located in the Indianapolis, Indiana, and Ft. Myers and Orlando, Florida markets prior to June 30, 2000. The Borrower shall apply the net proceeds of such sales as required in Section 2.4.

    Section 9 NEGATIVE COVENANTS OF THE BORROWER. The Borrower, covenants and agrees that so long as any Loan or Letter of Credit is outstanding or the Banks have any obligation to make Advances or issue Letters of Credit hereunder, unless the Agent otherwise agrees in writing:

                  Section 9.1 INVESTMENTS. Neither the Borrower nor any of its Subsidiaries will make or permit to exist to remain outstanding any Investment except Investments in:

                                    (a)      marketable direct or guaranteed
obligations of the United States of America that mature within one (1) year from the date of purchase;

                                    (b)      demand deposits, certificates of
deposit, bankers acceptances and time deposits of banks organized under the laws of the United States of America or any state thereof having total assets in excess of $500,000,000.00;

                                    (c)      securities commonly known as
"commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less that "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's;

                                    (d)      repurchase agreements secured by
any one or more of the Investments permitted under paragraphs (a), (b) or (c) above; and

                                    (e)      additional wholly owned
subsidiaries subject to the provisions of Section 8.19.

                  Section 9.2 SECURITY INTERESTS AND LIENS. Neither the Borrower nor any of its Subsidiaries will create or permit to exist any mortgage, pledge, security interest, recorded or unrecorded leases or other lien or encumbrance on any of its property, except for the following ("Permitted Liens"):

                                    (a)      liens and other encumbrances
arising from attachments or similar proceedings, pending litigation, judgments or taxes or assessments or government charges in any such event whose validity or amount is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are maintained in accordance with Generally Accepted Accounting Principles, or taxes and assessments which are not due and delinquent;

                                    (b)      liens of carriers, warehousemen,
mechanics and materialmen and other like liens and liens imposed by law, created in the ordinary course of business, for amounts not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                                    (c)      pledges or deposits made in
connection with workmen's compensation, employee benefit plans, unemployment or other insurance, old age pensions, or other Social Security benefits; and

                                    (d)      security interests on Developed
Land or Developed Lots excluding Developed Lots containing Units, securing indebtedness issued in accordance with Section 9.3(e).

                  Section 9.3 INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries will incur or permit to exist or remain outstanding any Indebtedness to any Person; provided, however, that the Borrower may incur or permit to exist or remain outstanding:

                                    (a)      Indebtedness of the Borrower
arising under this Agreement or the other Loan Documents;

                                    (b)      Indebtedness in the respect of
taxes, assessments, governmental charges, and claims for labor, materials or supplies, to the extent that payment thereof is not yet due or is being contested in good faith by appropriate proceedings and a adequate reserve has been established therefor and is maintained in accordance with Generally Accepted Accounting Principles;

                                    (c)      the Existing Senior Indebtedness or
the Existing Senior Indebtedness remaining after the Senior Repurchase;

                                    (d)      Indebtedness arising in the
ordinary course of their respective business not incurred through the borrowing of money or the obtaining of credit or the leasing of property (except that credit on an open account basis customarily extended in connection with the purchase of goods and services shall be permitted) to the extent that payment thereof is not yet due or is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor and is maintained in accordance with Generally Accepted Accounting Principles;

                                    (e)      non-recourse Indebtedness in the
total outstanding principal amount not to exceed $8,000,000.00 secured as provided in Section 9.2(d) for the purpose of acquiring or developing land; and

                                    (f)      letters of credit issued by third
parties and/or third party completion bonds in maximum aggregate drawing amounts of $7,500,000.00 ("Permitted Third Party Letters of Credit"). Undrawn amounts shall be included in the calculation of the total amount under this subsection.

                                    Without limitation of the foregoing, neither
the Borrower nor its Subsidiaries shall execute any guaranty of any Indebtedness except as permitted under this Section.

                  Section 9.4 DISTRIBUTIONS. Except as expressly set forth in this Section 9.4, the Borrower shall not make any Distributions. The Borrower may declare a dividend on its common stock to achieve a stock split. No such Distributions shall be made if, at the time such Distribution is to be made, any Default or Event of Default hereunder then exists or would result from such Distribution.

                  At least thirty (30) days prior to any such Distribution pursuant to this Section 9.4, the Borrower shall provide to the Agent a pro forma calculation for the proposed Distribution based upon the methods set forth in the preceding paragraphs. The Agent may, upon notice given to the Borrower prior to the proposed payment date of any Distribution pursuant to this Section 9.4, disapprove any such Distribution in its reasonable discretion if it determines such information and calculations furnished to it to be incomplete or incorrect in any respect. No Distribution shall be made unless and until compliance with Section 9.4, and the information and calculations upon which it is based are verified to the Agent's reasonable satisfaction. The Agent shall promptly notify the Borrower of its objections to any Distribution or the information or calculations furnished to the Agent.

                  Section 9.5 MAXIMUM OUTSTANDING AMOUNT. The Borrower will not cause or permit the sum of the (a) Outstanding Advances under the Revolving Credit Loan and (b) the Maximum Drawing Amount, to exceed the Maximum Revolver Amount.

                  Section 9.6 MERGER AND CONSOLIDATION. The Borrower will not at any time merge or consolidate with or into any Person. The provisions of this Section 9.6 shall not be applicable, however, to the merger or consolidation of acquired entities permitted under Section 9.7.

                  Section 9.7 ACQUISITION OF ASSETS. Other than wholly owned Subsidiaries, the Borrower shall not acquire or enter into a commitment to acquire without the prior written approval of the Agent, any stock or other ownership interest in or the substantial assets of any other Person in excess of $5,000,000.00. The Borrower shall not acquire or enter into a commitment to acquire any land for the development of a Project (i) for the single price in excess of $3,000,000.00; or (ii) in a single transaction in excess of two hundred (200) lots without the prior written approval of the Agent. Any entity acquired pursuant to this section shall constitute a Subsidiary and, accordingly shall be subject to the obligation and condition contained in Section 8.19 which requires all Subsidiaries to promptly execute and deliver a Guaranty of the Obligations in favor of the Agent and the Banks. Furthermore, any such acquired entity shall immediately upon acquisition by the Borrower pay in full all Indebtedness not permitted to exist under Section 9.3 hereof. The acquisition of the entity shall be further conditioned upon the following: (i) no Event of Default exists hereunder, and no Default would occur or exist after the consummation of such acquisition; (ii) the Obligations and this Agreement shall remain in full force and effect after such acquisition; (iii) the Tangible Net Worth of the Borrower shall not be decreased by the acquisition; and (iv) the Borrower shall at all times be the surviving entity after such acquisition.

                  Section 9.8 DISPOSITION OF ASSETS. The Borrower will not at any time, without the prior written approval of the Agent, which may be withheld in the Agent's discretion, sell or lease or otherwise dispose of any assets; provided, however, that, so long as there is no Default or Event of Default in existence at the time or would be created as a result of any such action, the Borrower may:

                                    (a)      sell or dispose of Developed Lots,
Units and assets other than land, in the ordinary course of its business for which it receives cash and/or a receivable equal to their Fair Market Value, and

                                    (b)      consummate any Bulk Sales of land
for which it receives net proceeds in cash equal to the Fair Market Value of such land (but not less than the book value of such land) if all such net proceeds are used to repay the Loans hereunder and other Bulk Sales of land on terms and conditions approved by the Agent in its sole discretion in writing.

                                    The Borrower shall provide to the Agent,
prior to any such sale, a copy of the sale contract. All net proceeds on such sale shall be applied toward payment of the principal balance of the Revolving Credit Loan, to the extent such principal balance is not paid in full.

                  Section 9.9 SALE AND LEASEBACK. The Borrower will not enter into any sale and leaseback transactions as seller-lessee without the prior written consent of the Agent, except that the Borrower may enter into sale and leaseback transactions of Units which are used as model homes for display to potential purchasers of Units provided that the Borrower has entered into a bona fide lease of such Units and has no obligation to repurchase such Units.

                  Section 9.10 TRANSACTIONS WITH AFFILIATED PERSONS. The Borrower shall not pay or enter into any agreement to pay any fees, wages, salary, bonus, commission, contributions to benefit plans or any other compensation for goods or services to or for the benefit of any Person who is a director or officer of the Borrower or who has, or any of whose affiliates has, a beneficial interest in the capital stock of the Borrower, unless such compensation is not in excess of the Fair Market Value of such services.

                  Section 9.11 ERISA COMPLIANCE. Except for the Pension Plans and Welfare Plans in effect on the Effective Date, the Borrower will not, without giving prior notice to the Agent, establish, assume, maintain or contribute to any employee benefit plan (as that term is defined in Section 3(3) of ERISA). The Borrower will not permit any Pension Plan or Welfare Plan to (i) engage in a "prohibited transaction" as such term is defined in Section 4975 of the Code which would result in a liability for it; (ii) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived; or (iii) be terminated in a manner which would result in the imposition of a lien or encumbrance on its assets pursuant to Section 4068 of ERISA.

                  Section 9.12 EXISTING SENIOR INDEBTEDNESS. The Borrower shall not (i) modify any term or condition of the Existing Senior Indebtedness Documents without the prior consent of the Agent; or (ii) make any payments except those required under the Existing Senior Indebtedness Documents or those payments permitted under the Senior Repurchase. The Note Agreements have not been modified or amended.

    Section 10 FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees that, so long as any Loan or Letter of Credit is Outstanding or the Banks have any obligation to make Advances or issue Letters of Credit hereunder, unless the Agent otherwise agrees in writing.

                  Section 10.1 MINIMUM TANGIBLE NET WORTH. The Borrower shall on the Effective Date have a minimum Tangible Net Worth of at least $25,000,000.00 and shall maintain, on the last day of each fiscal quarter from and after the Effective Date, a minimum Tangible Net Worth of at least $25,000,000.00 plus seventy percent (70%) of the cumulative positive Net Income of the Borrower and one hundred percent (100%) of equity proceeds of the Borrower since March 31, 1998 determined quarterly, subject to such audit adjustments as shall be acceptable to the Agent.

                  Section 10.2 TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. The Borrower will not permit the ratio ("Leverage Ratio") of (a) Total Liabilities to (b) Tangible Net Worth, determined on the last day of each fiscal quarter (i) from and after the Effective Date through March 31, 2000 to exceed 2.25:1; and (ii) from and after March 31, 2000 to exceed 2.00:1.

                  Section 10.3 EBITDA TO INTEREST EXPENSE AND TOTAL DEBT SERVICE. The Borrower will not permit: (a) the ratio of (i) EBITDA for any period of four (4) consecutive fiscal quarters to (ii) Interest Incurred for such period, to be less than 2.0:1; or (b) EBITDA for any period of four (4) preceding quarters to be less than Total Debt Service for the same four (4) quarters at the end of any quarter. At such time as the Existing Senior Indebtedness is repurchased in full, the interest coverage test of (b) above will no longer be applicable.

                  Section 10.4      INVENTORY.  The Borrower will not permit:

                                    (a)      Lot Development Costs of Unsold
Developable Land and Developed Lots shall not exceed one hundred thirty percent (130%) of Tangible Net Worth at any quarter end.

                                    (b)      Unit Costs of Unsold Units shall
not exceed sixty percent (60%) of Tangible Net Worth at any quarter end during the term of this Agreement provided that for purposes of the calculation made on each December 31 during the term of this Agreement, the applicable percentage shall be seventy percent (70%) rather than sixty percent (60%);

                                    (c)      the number of Unsold Units shall
not exceed twenty five percent (25%) of the last twelve (12) months of Units closed and delivered to buyers at any quarter end.

                                    All of the foregoing calculations shall be
made at and as of the end of each quarter end.

    Section 11    EVENTS OF DEFAULT; ACCELERATION; REMEDIES.

                  Section 11.1 EVENTS OF DEFAULT; ACCELERATION. If any of the following events (an "Event of Default") shall occur and be continuing:

                                    (a)      if the Borrower shall fail to pay
any principal of or interest on the Loans or fees payable under Section 3 within five (5) days when the same shall become due and payable and the receipt by the Borrower of notice of non-payment, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, provided that the foregoing five (5) day grace period shall automatically terminate if payments are made on a date other than the due date thereof more frequently than three times in any year;

                                    (b)      if the Borrower shall fail to
comply with any of its covenants contained in Sections 8.2, 8.3, 8.6, 8.16, 8.17, 8.19, 9.1 through 9.4, 9.6, 9.7 through 9.10, 9.12 or 10.1 through 10.4;

                                    (c)      if the Borrower shall fail to
comply with any of its covenants contained in Sections 8.4, 8.5, 8.9, 8.10, 8.12, or 9.5 and such failure shall continue for ten (10) days after written notice of such failure has been given to the Borrower by the Agent;

                                    (d)      if the Borrower shall fail to
comply with any of its covenants contained in the following sections from and after thirty (30) days after the date of the occurrence of the Default with respect to such section: Sections 8.7, 8.8, 8.11, 8.13, 8.14, 8.15, 8.18 and
9.11;

                                    (e)      if the Borrower shall fail to
perform any term, covenant or agreement contained herein (other than those specified in subsections (a) through (d) above) and such failure shall continue for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                                    (f)      if any representation or warranty
of the Borrower in any Loan Document or in any document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made;

                                    (g)      if the Borrower shall fail to make
payment or otherwise shall fail to observe or perform when due or within any applicable period of grace any term, covenant or agreement contained in any agreement by which the Borrower is bound, evidencing or securing borrowed money in a principal amount greater than $500,000.00 as would permit the holder or holders thereof or of any such obligations to accelerate the maturity thereof;

                                    (h)      if the Borrower shall be involved
in financial difficulties as evidenced:

                                             (i)      by its commencement of a
voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors, managing partner or other governing body, the commencement of such a voluntary case;

                                             (ii)     by its filing an answer or
other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition;

                                             (iii)    by the entry of an order
for relief against it in any involuntary case commenced under said Title 11;

                                             (iv)     by its seeking relief as a
debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief:

                                             (v)      by entry of an order by a
court of competent jurisdiction (A) finding it to be bankrupt or insolvent or
(B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors which remains undischarged and unstayed for more than thirty (30) days;

                                             (vi)     by the entry of an order
by a court of competent jurisdiction assuming custody for, or appointing a receiver or other custodian for, all or a substantial part of its property which remains undischarged and unstayed for more than thirty (30) days; or

                                             (vii)    by its making an
assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property;

                                    (i)      if there shall remain in force,
undischarged, unsatisfied, unstayed and unbonded, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower which, with other outstanding final judgments, undischarged, unsatisfied, unstayed and unbonded for more than thirty (30) days against such Person(s) exceeds $250,000.00;

                                    (j)      An Event of Default occurs under
the Existing Senior Indebtedness Documents; or

                                    (k)      any determination by a court of
competent jurisdiction is made that any portion of the Existing Senior Indebtedness is superior to any of the obligations; then, and in any such event, the Agent may, and upon request of the Required Banks shall, by notice in writing to Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived by Borrower; PROVIDED that in the event of any Event of Default specified in Section 11.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Required Banks or the Agent.

                  Section 11.2 REMEDIES. No remedy herein conferred upon any Bank or the Agent or the holder of any promissory note hereunder is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  Section 11.3 ADVANCES. If the Agent shall elect to advance sums for any reason permitted or provided by any of the terms of this Agreement or any other instrument or document executed by the Borrower in favor of the Agent in connection with the Obligations, then such sums shall be payable upon demand of the Agent and shall bear interest, commencing on the date advanced and continuing until repaid, at the applicable rate(s) of interest set forth in this Agreement applicable to a period when a Default exists hereunder.

                  Section 11.4 PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Loan Documents, such monies shall be distributed for application as follows:

                                    (a)      First, to the payment of, or (as
the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent including but not limited to Fees under the Fee and Expense Agreement, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                                    (b)      Second, to all other Obligations in
such order or preference as the Majority Banks may determine; provided, however, that distributions in respect of such Obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 3 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; and

                                    (d)      Third, the excess, if any, shall be
returned to the Borrower or to such other Persons as are entitled thereto.

             Section 12 SETOFF. Regardless of the adequacy of any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may, upon the consent of the Majority Banks, be applied to or setoff against the payment of Obligations of the Borrower hereunder and under the other Loan Documents and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank at any time after the occurrence and during the continuance of any Event of Default. Each of the Banks agrees with each other Bank that (a) if an amount to be setoff is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross-action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto, assignment of claims, subrogation, or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

             Section 13 EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the agreements and instruments mentioned herein and delivered pursuant to the foregoing, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Agent and the Agent's legal counsel incurred in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, and the administration of the Loans, which shall include but shall not be limited to all syndication costs and the cost to organize, plan, hold and attend periodic meetings of the Banks; and (d) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any Bank's relationship with the Borrower or any of the Borrower Subsidiaries. The Borrower shall not be charged any fees or costs, other than the fees described herein and in the Fee and Expense Agreement for the normal day-to-day administration of the Loan by the Agent (which shall include only services performed by the Agent's in house employees), including the exchange of information between the Agent and the Banks. The covenants of this Section 13 shall survive payment or satisfaction of payment of amounts owing with respect to the Obligations.

             Section 14 INDEMNIFICATION. Except for liability arising exclusively from the gross negligence or willful misconduct of the Agent, the Borrower agrees to indemnify and hold harmless the Agent and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, (c) the Borrower entering into or performing this Agreement or any of the other Loan Documents, (d) with respect to the Borrower and its properties and assets, the violation of any Environmental Laws, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (e) any claim that any of the Existing Senior Indebtedness is senior in priority to the Indebtedness, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall be entitled to select their own counsel, and in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 14 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. There shall be specifically excluded from the foregoing indemnification any claims, actions, suits, liabilities, losses, damages and expenses arising from disputes among the Banks with respect to the Loan or the Loan Documents. In the event that any such claims, actions, suits, liabilities, losses, damages and expenses involve both a dispute among the Banks and other matters covered by this indemnification provision, the Agent shall make a reasonable good faith allocation of all losses, damages and expenses incurred between the Banks' dispute and the other matters covered by this indemnification provision, which allocation by the Agent shall be final and binding upon the parties hereto.

             Section 15 SURVIVAL OF COVENANTS ETC. All covenants, agreements, representations and warranties made herein, in any of the Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto and thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans hereunder and the issuance by the Banks of the Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement remains outstanding and unpaid or any Bank has any obligation to make any Advances or issue Letters of Credit hereunder.

    Section 16    THE AGENT.

                  Section 16.1 AUTHORIZATION. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are granted hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

                 Section 16.2       EMPLOYEES AND AGENTS. The Agent may
exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower in accordance with and subject to the limitations of Section 13.

                  Section 16.3      NO LIABILITY. Neither the Agent nor
any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

                  Section 16.4      NO REPRESENTATIONS. The Agent shall
not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Borrower. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                  Section 16.5      PAYMENTS.

                                    (a)      A payment by the Borrower to the
Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents

                                    (b)      If in the opinion of the Agent the
distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                                    (c)      Notwithstanding anything to the
contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or Advance or (ii) to comply with the provisions herein with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of Outstanding Loans, unpaid reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                  Section 16.6 HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

                  Section 16.7 INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 13), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

                  Section 16.8 AGENT AS BANK. In its individual capacity, BKB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

                  Section 16.9 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. The Required Banks may remove BKB as Agent if BKB assigns fifty percent (50%) or more of its Commitment Percentage and Commitment to an Eligible Assignee. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. Provided no Event of Default exists, the appointment of a successor Agent that is not a Bank shall be subject to the prior approval of the Borrower which shall not be unreasonably withheld or delayed. Unless a Default or Event of Default shall have occurred and be continuing for a period of at least thirty (30) days after written notice thereof from the Agent to the Borrower, such successor Agent shall be reasonably acceptable to the Borrower (such notice and time to cure will be provided by the Agent only in the event of a pending appointment of successor Agent, and applies only for the purposes of this Section 16.9). If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A-2 or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or Agent's removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  Section 16.10 NOTIFICATION OF WAIVERS, AMENDMENTS, DEFAULTS AND EVENTS OF DEFAULT, LITIGATION AND JUDGMENT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 16.10, it shall promptly notify the other Banks of the existence of such Default or Event of Default. The Agent hereby agrees it shall promptly notify the other Banks of any waiver or amendment of any material term of this Agreement approved or granted by Agent. The Agent shall also provide notice to the Banks of any pending litigation or judgements affecting the Borrower or any of its Properties.

                  Section 16.11 DUTIES IN THE CASE OF ENFORCEMENT. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if
(a) so requested by the Required Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request and exercise all or any such other legal and equitable and other rights or remedies as it may have. The Required Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction. Agent may, in its discretion, but without obligation, in the absence of direction from the Required Banks, take such interim actions as it believes necessary. Such actions may include, but shall not be limited to, petitioning a court for injunctive relief, appointment of a receiver or sequestration of proceeds from the Properties.

                  Section 16.12 BANKRUPTCY PROCEEDINGS. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower, Agent shall have the sole right to file and pursue a joint proof of claim on behalf of all the Banks. Each Bank irrevocably waives its right to file and pursue a separate proof of claim in any such proceedings.

                  Section 16.13 NOTICES, INFORMATION AND EXERCISE OF RIGHTS OF INSPECTION. The Agent shall provide to the Banks copies of all material information that the Banks may from time to time request of the Agent. The Banks agree to coordinate the exercise of any inspections rights or requests for information with the Agent in order to permit the Agent to efficiently perform its functions hereunder.

    Section 17    ASSIGNMENT AND PARTICIPATION.

                  Section 17.1 CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is at least $5,000,000.00 and is a whole multiple of $1,000,000.00, (d) each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Commitment of not less than $5,000,000.00, (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, in form and substance as established by the Agent ("Assignment and Acceptance"), together with any Notes subject to such assignment, and (f) as to assignments to Eligible Assignees that are not Banks, and provided no Event of Default exists, then with the prior approval of the Borrower, which approval shall not be unreasonably withheld or delayed. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in
Section 17.3, be released from its further obligations under this Agreement to the extent of the interest assigned.

                  Section 17.2 CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations or any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 5.7 and Section 8.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

                  Section 17.3 REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list ("Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall constitute a rebuttable presumption in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, (i) the assigning Bank agrees to pay to the Agent a registration fee in the sum of $5,000.00; and (ii) the Agent will deliver a copy of the Register to the Borrower.

                  Section 17.4 NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance, and if the assigning Bank has maintained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the Notes delivered at the time of execution of this Agreement. Within five (5) days of issuance of any new Notes pursuant to this Section 17.4, the Borrower shall deliver an opinion of counsel, addressed and acceptable to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity, enforceability and binding effect thereof. The surrendered Notes shall be cancelled and returned to the Borrower.

                  Section 17.5 PLEDGE BY BANK. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or the enforcement thereof shall release the pledgor Bank for its obligations hereunder or under any of the other Loan Documents.

                  Section 17.6 NO ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                  Section 17.7 DISCLOSURE. Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower, or by the Agent on Borrower's behalf, under this Agreement or any other Loan Document, and neither it nor any of its affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any governmental authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any participant or assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder, and (H) as to any Bank, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with such Bank.

                  Section 17.8      WITHHOLDING TAX.

                                    (a)      If any Bank is a "foreign
corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                                             (i)      if such Bank claims an
exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                                             (ii)     if such Bank claims that
interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two (2) properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                                             (iii)    such other form or forms
as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                                    Such Bank agrees to promptly notify the
Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                                    (b)      If any Bank claims exemption from,
or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                                    (c)      If any Bank claiming exemption from
United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                                    (d)      If any Bank is entitled to a
reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                                    (e)      If the IRS or any other
governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 17.9, together with all costs and expenses (including reasonable attorneys' fees and legal expenses). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                  Section 18 NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be (i) delivered in hand, (ii) mailed by United States registered or certified first-class mail, postage prepaid, or (iii) sent by telegraph or telex and confirmed by letter mailed on the same Business Day, addressed as follows:

                                    (a)      if to the Borrower, at 3065 Center
Pointe Drive, Roseville, Minnesota 55113, Attention: Lawrence B. Shapiro, or at such other address for notice as such party shall last have furnished in writing to the person giving the notice with a copy to Joseph Kinning, Esq., Gray, Plant, Mooty, Mooty & Bennett, P.A., 3400 City Center, 33 South Sixth Street, Minneapolis, MN 55402.

                                    (b)      if to the Agent, at 115 Perimeter
Center Place, Suite 500, Atlanta, Georgia 30346, Attention: Loan Administration, with a copy to Paul, Hastings, Janofsky & Walker, LLP, 600 Peachtree Street N.E., Suite 2400, Atlanta, Georgia 30308, Attention: Charles T. Sharbaugh, Esq., or such other address for notice as the Agent shall last have furnished in writing to the person giving the notice; and

                                    (c)      if to any Bank, at such Bank's
address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

                  Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, upon the earlier of the date of receipt or five (5) Business Days after the posting thereof, and (c) if sent by telex or cable, on the Business Day such telex or cable is dispatched.

                  Section 19 MISCELLANEOUS. Except as otherwise required by the laws of any jurisdiction in which any Property is located, the Loan Documents shall be deemed to be contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the internal laws of said Commonwealth, without reference to principles of conflicts of law. The rights and remedies herein expressed are cumulative and not exclusive of any other rights which the parties would otherwise have. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Time is of the essence of this Agreement.

                  Section 20 ENTIRE AGREEMENT, ETC. This Agreement, together with the other Loan Documents and any other documents executed in connection herewith or therewith, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except as provided in Section 21.

                  Section 21 CONSENTS, AMENDMENTS, WAIVERS, ETC. The following may occur with, but only with, the written consent of the Borrower (unless the Borrower is the party requesting such action) and the written consent of the Agent and the Majority Banks:

                                    (a)      any consent or approval required or
permitted by this Agreement to be given by the Banks;

                                    (b)      the amendment of any term of this
Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein; and

                                    (c)      the waiver of the performance or
observance by the Borrower of any terms of this Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default (either generally or in a particular instance and either retroactively or prospectively). Any request by the Borrower for consent, approval, waiver or amendment which requires the approval of the Majority Banks may be made to the Agent on behalf of the Majority Banks.

                  Notwithstanding the foregoing, the following matters require the consents of the parties as set forth below:

                                    (a)      The rate of interest on and the
term of the Notes, the payments of interest or principal required under the Notes and the Maturity Date, and the amount of the Commitments of the Banks hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby.

                                    (b)      The definition of Majority Banks or
Required Banks may not be amended, without the written consent of all of the Banks.

                                    (c)      The amount of the Fees payable for
the Agent's account and Section 16 may not be amended without the written consent of the Agent.

                                    (d)      The provisions of Section 3.1,
Section 3.2 and Section 3.3 may not be amended without the written consent of BKB.

                                    (e)      The modification of the
following covenants set forth in Sections 10.1, 10.2, 10.3 and 10.4 and the modification of the advance rates as to the categories in Borrowing Base shall require the approval of the Required Banks, except that the Agent may at its option but without requirement waive any of the financial covenants set forth in Section 10 for a period of two (2) consecutive fiscal quarters within any consecutive twelve (12) month period without approval or consent of the Majority Banks.

                  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                  Section 22        CONSENT TO SERVICE.

                                    (a)      The Borrower hereby irrevocably
consents to the service of the summons and complaint and any other process in any action or proceeding on behalf of Borrower or its property by the hand delivery or mailing of copies of such process to Borrower at its address specified in Section 18 hereof.

                                    (b)      Nothing in this Section 22 shall
affect the right of the Agent or the Banks to serve legal process in any other manner permitted by law or affect the right of the Agent or any of the Banks to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

                                    (c)      The Borrower hereby expressly
waives, to the fullest extent not prohibited by law, any right it may have now or hereafter to a jury trial in any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents.

                  Section 23 SEVERABILITY. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such provision to the extent the same shall have been invalid, illegal or unenforceable had never been contained herein. The parties hereto agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

                  Section 24 WAIVER. The Borrower, the Agent and the Banks hereby mutually knowingly, voluntarily, and intentionally waive any right any of them may have to a trial by jury in respect of any litigation (including, but not limited to, any claims, cross-claims, or third party claims) arising out of, under or in connection with the Agreement, the Note, the other Loan Documents, or the transactions contemplated therein or herein. The Borrower, the Agent and the Banks certify to each other party that no representative or agent of any party hereto nor counsel of any such party has represented, expressly or otherwise, that such party would not, in the event of such litigation seek to enforce this waiver of right to jury trial provision.

                  Section 25 RIGHTS OF THIRD PARTIES. All conditions to the performance of the obligations of the Agent and the Banks under this Agreement, including the obligation to make Advances, are imposed solely and exclusively for the benefit of the Agent and the Banks, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Banks will refuse to make Advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Banks at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Banks make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower of the Projects or the absence therefrom of defects.

                  Section 26 RELATIONSHIP. The relationship between the Banks and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first set forth above.

                      [signatures begin on following page]

                                    BORROWER

                                    THE ROTTLUND COMPANY, INC.,
                                    a Minnesota corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    AGENT

                                    BANKBOSTON, N.A.


                                    By:
                                       -----------------------------------------
                                    Name:  Kevin Hake
                                         ---------------------------------------
                                    Title:  Director
                                          --------------------------------------

                                    BANKS

                                    BANKBOSTON, N.A.


                                    By:
                                       -----------------------------------------
                                    Name:  Kevin Hake
                                         ---------------------------------------
                                    Title:  Director
                                          --------------------------------------

                                    BANK UNITED


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------